UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COVIDIEN PUBLIC LIMITED COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 24 , 2012

Dear Shareholder,

You are cordially invited to attend the 2012 Annual General Meeting of Covidien plc, which will be held on Tuesday, March 13, 2012, at 11:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland. Details of the business to be presented at the meeting can be found in the accompanying Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.

On behalf of the Board of Directors and the management of Covidien, I extend our appreciation for your continued support.

Yours sincerely,

José E. Almeida
President and Chief Executive Officer

2012 Proxy Statement

COVIDIEN PUBLIC LIMITED COMPANY

Registered In Ireland – No. 466385

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 13, 2012

The 2012 Annual General Meeting of Covidien plc (“Covidien” or the “Company”), a company incorporated under the laws of Ireland, will be held on March 13, 2012, at 11:00 a.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland for the following purposes:

1.	By separate resolutions, to elect as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2013, the following individuals:

(a)	José E. Almeida	(e)	Christopher J. Coughlin	(h)	Martin D. Madaus
(b)	Craig Arnold	(f)	Timothy M. Donahue	(i)	Dennis H. Reilley
(c)	Robert H. Brust	(g)	Randall J. Hogan, III	(j)	Joseph A. Zaccagnino
(d)	John M. Connors, Jr.

2.	To appoint Deloitte & Touche LLP as the independent auditors of the Company and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

3.	To hold an advisory vote relating to the Company’s executive compensation.

4.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

5.	To authorize the price range at which Covidien can reissue shares that it holds as treasury shares. (Special Resolution)

6.	To amend the Company’s Articles of Association to provide for escheatment in accordance with U.S. laws. (Special Resolution)

7.	To amend the Company’s Articles of Association to give the Board of Directors authority to declare non-cash dividends. (Special Resolution)

8.	To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 4 are ordinary resolutions, requiring a simple majority of the votes cast at the meeting. Proposals 5, 6 and 7 are special resolutions, requiring the approval of not less than 75% of the votes cast. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of January 12, 2012, the record date for the Annual General Meeting, are entitled to vote on these matters.

During the meeting, management will also present Covidien’s Irish Statutory Accounts for the fiscal year ended September 30, 2011.

By Order of the Board of Directors,

John W. Kapples, Secretary

January 24, 2012

Whether or not you expect to attend the annual general meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend and vote at the annual general meeting may appoint one or more proxies, who need not be a shareholder(s) of Covidien plc. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, please contact the company secretary at our registered office.

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and our Irish Statutory Accounts are available to shareholders of record at www.proxyvote.com. These materials are also available in the Investor Relations section of our website at www.covidien.com.

2012 Proxy Statement

2012 Proxy Statement

COVIDIEN PLC

PROXY STATEMENT

GENERAL INFORMATION

Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information

Why did I receive this Proxy Statement?

We are making this Proxy Statement available to you on or about January 24 , 2012 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at the Company’s 2012 Annual General Meeting on March 13, 2012. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Covidien.

This Proxy Statement and the following documents relating to the 2012 Annual General Meeting are available on our website at www.covidien.com/covidien/investor:

•    Our Internet Notice of Availability of Proxy Materials;

•    Our Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011; and

•    Our Irish Statutory Accounts for the fiscal year ended September 30, 2011 and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or email.

For shareholders who received a notice by mail about the Internet availability of proxy materials:    You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail:    You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail:    You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?	If you owned ordinary shares of Covidien at the close of business on the record date, January 12, 2012, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 483,102,057 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

1	2012 Proxy Statement

May I vote my shares in person at the Annual General Meeting?

Yes, you may vote your shares in person at the Annual General Meeting as follows.

If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be a shareholder of Covidien. You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than the designated officers of the Company, please contact the Company Secretary at our registered office.

If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.

Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by Internet or by telephone until 5:00 p.m., United States Eastern Time, on March 12, 2012.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record.    If you hold ordinary shares and your name appears in the Register of Members of Covidien, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name.    If your ordinary shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?

Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote in person at the meeting or file a written instrument with the Secretary of Covidien at least one hour prior to the start of the meeting requesting that your prior proxy be revoked.

2012 Proxy Statement	2

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record.    If you are a shareholder of record and you:

•    Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•    If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Pursuant to NYSE rules, the election of directors and the shareholder advisory vote on executive compensation are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of Covidien’s shares which are outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

•    are present and vote in person at the meeting;

•    have voted by Internet or by telephone; or

•    you have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?	The voting requirements for each of the proposals are as follows:
	Proposal	Vote Required
	1. Elect Directors	Majority of votes cast
	2. Appoint Independent Auditors and authorize the Audit Committee of the Board to set the Auditors’ remuneration	Majority of votes cast
	3. Advisory vote on executive compensation	Majority of votes cast
	4. Authorize market purchases of company shares	Majority of votes cast
	5. Authorize the price at which Covidien can reissue shares held as treasury shares (Special Resolution)	75% of votes cast
	6. Amend Articles of Association – escheatment (Special Resolution)	75% of votes cast
	7. Amend Articles of Association – Board authority to declare non-cash dividends (Special Resolution)	75% of votes cast

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How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are using the “notice and access” system adopted by the Securities and Exchange Commission (the “SEC”) relating to delivery of our proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of Internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

2012 Proxy Statement	4

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting.

Shareholders of Record.    For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact the Company Secretary at our registered office prior to the meeting.

Beneficial Owners of Shares Held in Street Name.    Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned Covidien ordinary shares on January 12, 2012, the record date for the Annual General Meeting.

Registration will begin at 10:30 a.m., local time, and the Annual General Meeting will begin at 11:00 a.m., local time. For directions to the Annual General Meeting, please call us at +353 1 438-1700.

How will voting on any other business be conducted?

Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Who will pay the costs of soliciting the proxies?

We will pay the costs of soliciting proxies. Proxies may be solicited on behalf of Covidien by directors, officers or employees of Covidien in person or by telephone, facsimile or other electronic means. We have retained D. F. King & Co., Inc. to assist in solicitation of proxies and have agreed to pay D. F. King $17,000, plus out-of-pocket expenses, for these services. As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Where can I find more information about Covidien?

For other information about Covidien, you can visit our website at www.covidien.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.

5	2012 Proxy Statement

CORPORATE GOVERNANCE

Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Covidien is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

Corporate Governance Guidelines

The Board has adopted governance guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The governance guidelines, which are reviewed annually by the Nominating and Governance Committee, address, among other things:

•	director responsibilities;

•	composition and selection of the Board, including qualification standards and independence guidelines;

•	majority voting for directors;

•	the role of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	officer and director stock ownership requirements;

•	meetings of non-employee directors;

•	director orientation and continuing education;

•	Board access to management and independent advisors;

•	communication with directors;

•	Board and committee self-evaluations;

•	succession planning and management development reviews;

•	CEO performance reviews;

•	recoupment, or “claw-back”, of executive compensation;

•	ethics and conflicts of interest; and

•	policy on shareholder rights plans.

The governance guidelines are posted on our website at www.covidien.com.

Independence of Nominees for Director

As noted above, the governance guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with Covidien. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she:

•	is, or has been within the last three years, an employee of Covidien;

•	has an immediate family member who is, or has been within the last three years, an executive officer of Covidien;

2012 Proxy Statement	6

•	is a current partner or employee of our auditor;

•	has an immediate family member who is a current partner of our auditor or who is an employee of our auditor and personally works on our audit;

•	has been, or has an immediate family member who has been, within the last three years, a partner or employee of our auditor who personally worked on our audit during that time;

•

is, or an immediate family member is, or has been within the last three years, employed as an executive officer of a public company that has or had on the compensation committee of its Board an executive officer of Covidien (during the same period of time);

•

has, or has an immediate family member who has, received more than $120,000 in direct compensation from Covidien, other than director and committee fees, in any twelve month period within the last three years;

•

is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Covidien for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which Covidien’s contributions, not including our matching of charitable contributions by employees, exceed, in any single year within the last three fiscal years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these independence criteria. In connection with its independence considerations, the Board has reviewed Covidien’s relationships with organizations with which our directors are affiliated and has determined that such relationships, other than that with Tyco International Ltd. (“Tyco International”), from whom we spun in 2007, were established in the ordinary course of business. The Board has determined that none of these current business relationships are material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors and each of the director nominees, other than José E. Almeida, our President and Chief Executive Officer, and Richard J. Meelia, our former President and Chief Executive Officer, satisfies the criteria and is independent. These independent directors are: Craig Arnold, Robert H. Brust, John M. Connors, Jr., Christopher J. Coughlin, Timothy M. Donahue, Kathy J. Herbert, Randall J. Hogan, III, Martin D. Madaus, Dennis H. Reilley and Joseph A. Zaccagnino. Each independent director is expected to notify the chair of the Nominating and Governance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Director Nominations Process

The Nominating and Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current make up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.

The Nominating and Governance Committee, in accordance with the Board’s governance guidelines, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then current mix of director attributes.

7	2012 Proxy Statement

As described in our Corporate Governance Guidelines:

•	directors should be individuals of the highest ethical character and integrity;

•

directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•

each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to the Company; and

•	directors should be independent of any particular constituency and be able to represent all shareholders of the Company.

The Committee assesses independence and also monitors compliance by the members of the Board with the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. Directors may not serve on more than four public company boards of directors (including Covidien) or, if the director is employed as CEO of a publicly traded company, no more than three public company boards of directors (including Covidien). No person may stand for election as a director after reaching age 72.

As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Secretary at Covidien’s registered address, 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

The recommendation must also include documentary evidence of ownership of Covidien ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company’s Articles of Association.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s Proxy Statement for the 2013 Annual General Meeting, shareholder recommendations for director must be received by our Secretary no later than September 26, 2012. Once the Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All 10 of our nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Nominating and Governance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.

2012 Proxy Statement	8

Majority Vote for Election of Directors

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Executive Sessions of the Board

The independent directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions may include a discussion with the Chief Executive Officer.

Board Leadership Structure

From June 2007 through September 2008, the positions of Chairman of the Board and Chief Executive Officer were held by separate people, due in part to the fact that the Company was a newly independent stand-alone public company, no longer part of a conglomerate, and also to the fact that the Board was newly constituted and unfamiliar with the Chief Executive Officer. In September 2008, after the Company had completed one full fiscal year as an independent Company, the Board reassessed this structure. Based in part on the strong governance structure laid down by the non-executive Chairman, the Chief Executive Officer’s performance during the Company’s first full fiscal year as a stand-alone public company, the Board’s increasing familiarity and comfort with the Chief Executive Officer and the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board, the Board decided to revise its structure. The Board appointed Mr. Donahue as Independent Lead Director and appointed Mr. Meelia, our Chief Executive Officer at the time, as the Chairman of the Board.

The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. The Lead Director works with the Chairman of the Board and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Director approves Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the independent directors at each regularly scheduled Board meeting. A more detailed description of the roles and responsibilities of the Chairman of the Board and of the Lead Director is set forth in our Corporate Governance Guidelines.

Code of Ethics

We have adopted the Covidien Guide to Business Conduct, which applies to all of our employees, officers and directors. The Guide to Business Conduct meets the requirements of a “code of ethics” as defined by SEC regulations and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our website at www.covidien.com under the heading “Investor Relations—Corporate Governance.” We disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our website.

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Board Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment, which is led by the Company’s general counsel. In this process, risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Company’s Compliance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect the Company and works closely with the Company’s legal and regulatory groups. In addition, in setting compensation, the Compensation and Human Resources Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As discussed below, the Compensation and Human Resources Committee recently conducted a compensation risk assessment. Finally, the Company’s Nominating and Governance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.

Compensation Risk Assessment

At the Compensation and Human Resources Committee’s direction, representatives of the Company’s human resources and legal departments conducted a risk assessment of the Company’s compensation policies and practices during fiscal 2011. This risk assessment consisted of a review of cash and equity compensation provided to Company employees, with a focus on compensation payable to senior executives and incentive compensation plans which provide variable compensation to other Company employees based upon Company and individual performance. The Compensation and Human Resources Committee and its independent consultant reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The following characteristics of our compensation programs support this finding:

•	our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	the cap on awards to limit windfalls;

•	our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

•	our share ownership guidelines;

•	our executive compensation recoupment policy;

•	our claw-back policy for equity awards; and

•	the ability of the Compensation and Human Resources Committee to reduce incentive payouts if deemed appropriate.

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Hedging Policy

The Company’s Insider Trading Policy prohibits employees, including directors and named executive officers, from entering into puts, calls, cashless collars, options or similar rights and obligations involving Covidien securities, other than the exercise of a Company-issued stock option.

Transactions with Related Persons

The Board’s Nominating and Governance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving Covidien or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of Covidien’s shares, and their immediate family members. Our Board of Directors has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $100,000 and a related person has a direct or indirect material interest.

Covidien personnel in the Legal and Finance departments review transactions involving related persons. If they determine that a related person could have a material interest in such a transaction, the transaction is forwarded to the Nominating and Governance Committee for review. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may, in its discretion, approve, ratify, rescind or take other action with respect to the transaction. The Nominating and Governance Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the availability of other sources of comparable products or services. During fiscal 2011, there were no disclosable related party transactions.

Communications with the Board of Directors

The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via email at board.directors@covidien.com. A direct link to this email address can be found on our website at www.covidien.com under the heading “Investor Relations—Corporate Governance—Contact Covidien Board.” You may also submit communications in writing to a special address or by phone to a toll-free number that are published on our website at www.covidien.com under the heading “Contact Us—Ombudsman.” Inquiries may be submitted anonymously and confidentially.

All concerns and inquiries are received and reviewed promptly by our Ombudsman. Any concerns relating to accounting, internal controls or audit matters are reviewed with the Audit Committee. All concerns will be addressed by the Ombudsman, with assistance from the Office of the General Counsel as necessary, unless otherwise instructed by the Audit Committee or the Lead Director. The status of all outstanding concerns is summarized to the Audit Committee on a regular basis, and any concern that is determined to be either (1) an immediate threat to the Company or (2) concerns a senior Company official (any executive officer or any direct report to the CEO) is immediately communicated to the Chair of the Audit Committee. The Chair of the Audit Committee or the Lead Director may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Covidien Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

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BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business, property and affairs are managed under the direction of the Board of Directors, which currently is comprised of 12 members. Directors are kept informed of our business through discussions with the Lead Director, the Chairman of the Board, the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. During our 2011 fiscal year, the Board held seven meetings. All of our directors who served in fiscal 2011 attended over 75% of the total of all meetings of the Board and the committees on which they served during fiscal 2011. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting. Except for Dr. Madaus, who joined our Board in December 2011, all of our current Board members attended our 2011 Annual General Meeting.

Board Committees

The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as well as a Compensation and Human Resources Committee, a Nominating and Governance Committee, a Compliance Committee and a Transactions Committee. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.

The table below provides Board and committee membership information as of the date of this Proxy Statement.

	Audit Committee	Compensation and Human Resources Committee	Nominating and Governance Committee	Compliance Committee	Transactions Committee
Non-Employee Directors
Craig Arnold	X
Robert H. Brust	Chair				X
John M. Connors, Jr.		X
Christopher J. Coughlin				Chair	X
Timothy M. Donahue(1)		Chair	X		Chair
Kathy J. Herbert(2)		X
Randall J. Hogan, III	X
Martin D. Madaus				X
Richard J. Meelia(2)(3)
Dennis H. Reilley			X	X
Joseph A. Zaccagnino			Chair	X	X
Employee Director
José E. Almeida
Number of Meetings Held in Fiscal 2011	10	5	5	5	0

(1)	Lead Director

(2)	Retiring from the Board in March 2012.

(3)	Chairman of the Board

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Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with legal and certain regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The members of the Audit Committee are Craig Arnold, Robert H. Brust and Randall J. Hogan, III, each of whom is independent under SEC rules and NYSE listing standards applicable to audit committee members. Mr. Brust is the Chair of the Audit Committee. The Board has determined that Mr. Brust and Mr. Hogan are audit committee financial experts. The Audit Committee held ten meetings during fiscal 2011. The Audit Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.covidien.com.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to the compensation of our executives. The members of the Compensation and Human Resources Committee are John M. Connors, Jr., Timothy M. Donahue and Kathy J. Herbert, each of whom is independent under NYSE listing standards. Mr. Donahue is the Chair of the Compensation and Human Resources Committee. The Compensation and Human Resources Committee held five meetings during fiscal 2011. The Compensation and Human Resources Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.covidien.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board a set of corporate governance guidelines, and taking a general leadership role in our corporate governance. The Nominating and Governance Committee also reviews the succession planning process relating to the Chief Executive Officer and the Company’s other senior executive officers, as well as the Company’s management development process. The members of the Nominating and Governance Committee are Timothy M. Donahue, Dennis H. Reilley and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Zaccagnino is the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee held five meetings during fiscal 2011. The Nominating and Governance Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.covidien.com.

Compliance Committee

The Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect the Company. The members of Compliance Committee are Christopher J. Coughlin, Martin D. Madaus, Dennis H. Reilley and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Coughlin serves as the Chair of the Compliance Committee. The Compliance Committee held five meetings during fiscal 2011. The Compliance Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.covidien.com.

Transactions Committee

The Transactions Committee was created by the Board of Directors to maximize the efficiency of the Board’s review and approval process relating to merger, acquisition and divestiture transactions. The members of Transactions Committee are Robert H. Brust, Christopher J. Coughlin, Timothy M. Donahue and Joseph A. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Donahue serves as the Chair of the Transactions Committee. The Transactions Committee did not meet during fiscal 2011.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board of Directors has approved a compensation structure for non-employee directors consisting of equity awards, an annual cash retainer and, for some positions, supplemental cash retainers.

Cash Retainers

Board Members. Each non-employee Director receives an annual cash retainer which is generally paid on a quarterly basis. During fiscal 2011, the annual cash retainer was $95,000 for the first two fiscal quarters and $100,000 for the last two fiscal quarters, resulting in an effective cash retainer of $97,500 for the year.

Committee Chairs. The Chairs of the Nominating and Governance Committee and Compliance Committee each receive a supplemental annual cash retainer of $10,000. The Chair of the Audit Committee receives a supplemental annual cash retainer of $15,000. Effective for the last two fiscal quarters of 2011, the supplemental annual cash retainer for the Chair of the Compensation and Human Resources Committee was increased from $10,000 to $15,000, resulting in an effective supplemental cash retainer of $12,500 for fiscal 2011.

Committee Members. Each member of the Audit Committee (including the Chair) also receives a supplemental annual cash retainer of $5,000. Effective for the last two fiscal quarters of 2011, the Board approved payment of a supplemental annual cash retainer of $5,000 to members of the Compensation and Human Resources Committee (including the Chair), resulting in supplemental cash retainers of $2,500 for each member in fiscal 2011.

Lead Director. The Lead Director receives a supplemental annual cash retainer of $25,000 for his services.

Equity Awards

Restricted Stock Units. At the time of our 2011 Annual General Meeting, each non-employee director, other than Richard Meelia (who at that time was our President and Chief Executive Officer) and Martin D. Madaus (who was not then a member of our Board), received an annual grant of restricted stock units with a value of $135,000. The fiscal 2011 awards vest on the date of the Company’s 2012 Annual General Meeting. Restricted stock units also accrue dividend equivalent units until the restricted stock units vest and shares are issued. Going forward, we expect that each non-employee director will receive an annual grant of restricted stock units on or around the date of each Annual General Meeting. In May 2011, the Board approved increasing the value of the annual grant to directors by $10,000 to $145,000. This increase will be in effect for fiscal 2012 grants.

Other

Directors from time to time may make use of tickets to various sporting events provided by the Company; for the year ended September 30, 2011, the aggregate incremental cost to the Company of these amounts was substantially less than $10,000 per director. Pursuant to Covidien’s Matching Gift Program, which is available to non-employee directors on the same terms available to our employees, the Company matches contributions to charitable organizations up to $10,000. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board, Board committee, and shareholder meetings and are also permitted to use the corporate aircraft to travel to and from meetings.

Director Share Retention and Ownership Guidelines

As set forth in our Corporate Governance Guidelines, all non-employee directors are required to hold at least 12,500 Covidien shares. In determining a director’s ownership, shares held directly as well as shares underlying restricted stock units subject to time-based vesting and their accompanying dividend equivalent units are included. Shares underlying unexercised stock options are not included in the calculation. Directors have five years from

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becoming subject to these ownership guidelines to attain this ownership threshold. Each of Messrs. Connors, Coughlin, Meelia and Reilley has shareholdings in excess of this requirement; all other directors, with the exception of Dr. Madaus, who joined our Board in December 2011, hold over 95% of the requisite number of shares.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended September 30, 2011. Compensation for Joe Almeida, our President and Chief Executive Officer, and for Richard Meelia, who served as President and Chief Executive Officer for the first three quarters of fiscal 2011, is shown in the Summary Compensation Table on page 37. Mr. Almeida receives no compensation for his services as a director. The compensation Mr. Meelia received for his services as director for the last fiscal quarter of 2011 is also included in the Summary Compensation Table on page 37. No compensation information is included for Martin D. Madaus, as Dr. Madaus did not serve on our Board of Directors in fiscal 2011.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)

Craig Arnold	$102,500(3)	$134,980	—	$237,480

Robert H. Brust	$117,500(4)	$134,980	—	$252,480

John M. Connors, Jr.	$100,000(5)	$134,980	—	$234,980

Christopher J. Coughlin	$107,500(6)	$134,980	—	$242,480

Timothy M. Donahue	$137,500(7)	$134,980	—	$272,480

Kathy J. Herbert	$100,000(5)	$134,980	$10,000	$244,980

Randall J. Hogan, III	$102,500(3)	$134,980	$1,000	$238,480

Dennis H. Reilley	$97,500(8)	$134,980	—	$232,480

Tadataka Yamada	$55,833(9)	$134,980	—	$190,813

Joseph A. Zaccagnino	$107,500(10)	$134,980	$10,000	$252,480

(1)

The amounts in column (c) reflect the aggregate grant date fair value of restricted stock units granted in fiscal 2011, calculated in accordance with Accounting Standards Codification 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. As of September 30, 2011, each current director listed in the table above had 2,662 restricted stock units (including dividend equivalent units) outstanding. As of September 30, 2011, each current director listed in the table above held options to purchase 9,600 ordinary shares received as compensation for serving on our board. No stock options were granted to non-employee directors in fiscal 2011.

(2)

Reflects Company match, up to $10,000, of directors’ charitable contributions pursuant to Covidien’s Matching Gift Program, which is available to our directors on the same terms available to our employees.

(3)	Includes annual retainer and Audit Committee member retainer.

(4)	Includes annual retainer, Audit Committee member retainer and Audit Committee Chair retainer.

(5)	Includes annual retainer and Compensation and Human Resources Committee member retainer.

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(6)	Includes annual retainer and Compliance Committee Chair retainer.

(7)	Includes annual retainer, Compensation and Human Resources Committee Chair retainer, Compensation and Human Resources Committee member retainer and Lead Director retainer.

(8)	Includes annual retainer.

(9)	Includes prorated annual retainer. Dr. Yamada resigned from the Board of Directors in April 2011.

(10)	Includes annual retainer and Nominating and Governance Committee Chair retainer.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

The Compensation and Human Resources Committee (the “Compensation Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. Additionally, the Compensation Committee has tied a majority of our named executive officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value. Specifically, in addition to a base salary, our named executive officers’ compensation package includes an annual incentive compensation program that is based on the Company’s attainment of objective pre-established financial performance metrics and long-term equity awards consisting of stock options, performance stock units and restricted stock units.

Despite a challenging market environment, the Company finished fiscal 2011 with solid operating performance, meeting its publicly-stated goal of mid single-digit sales growth, double-digit earnings growth and strong cash flow. The Company improved adjusted gross margin for the fifth consecutive year, increased research and development investment by 20% to drive future growth, registered excellent growth in emerging markets - a key focus area for the Company - and continued to return cash to shareholders through dividends and share buybacks. In the fourth quarter of fiscal 2011, the Company completed a $1 billion share buyback program and announced a new $2 billion share buyback program. The Company also increased its dividend by 12.5%, the third consecutive annual double-digit increase.

As a result of our positive financial results for fiscal 2011, payouts under the 2011 annual incentive plan to our named executive officers at the corporate level were made at one hundred and forty four percent (144%) of target performance level. The Company’s adjusted net income exceeded the 2011 annual incentive plan maximum performance level, and free cash flow exceeded target performance level. The Company’s reported 8.4% sales growth, although stronger than mid single-digit growth, was slightly below target performance.

Other significant aspects of our executive compensation programs for fiscal 2011 are reflected in the following actions taken by the Compensation Committee:

•

Adjusted the weightings of performance metrics in our fiscal 2011 annual incentive plan to effect more of a balance between income and revenue growth. For corporate named executive officers, performance metrics under the 2011 annual incentive plan were adjusted net income (35%), sales growth (35%) and free cash flow (30%).

•

Reviewed and approved the conclusions of a compensation risk assessment conducted by management, as discussed in the section entitled “Compensation Risk Assessment”, beginning on page 10 of this Proxy Statement.

•	Adopted an Asia Growth Incentive Plan to support the Company’s strategic emphasis on growth in emerging markets.

•

Reviewed but maintained without material change the elements and mix of compensation for our named executive officers from fiscal 2010 to fiscal 2011, reflecting the Compensation Committee’s view that consistency from year to year in both our approach to compensation and the selection of balanced elements of compensation is important in creating shareholder value by attracting, motivating and rewarding senior executives and also acknowledging shareholder approval of executive compensation in the fiscal 2010 say-on-pay vote.

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In addition, in July 2011, José E. Almeida assumed the position of President and Chief Executive Officer of Covidien upon the retirement of Richard J. Meelia, and Bryan C. Hanson became Group President, Surgical Solutions, responsible for the Company’s Surgical Devices and Energy-based Devices businesses. In connection with the promotions of Mr. Almeida and Mr. Hanson, the Compensation Committee increased the base salary and approved a special grant of restricted stock units and stock options to each. Unless otherwise indicated, the discussion in this Compensation Discussion and Analysis (“CD&A) of the various compensation elements for Mr. Almeida and Mr. Hanson relates to annual compensation set based on the positions they held during the first three fiscal quarters of 2011.

Say on Pay Consideration

During fiscal 2011, the Compensation Committee reviewed the results of the say-on-pay vote relating to fiscal 2010 compensation. While shareholders overwhelmingly approved the fiscal 2010 compensation, two proxy advisory services did note concerns relating to gross-up payments on change-in-control excise taxes and gross-ups for Mr. Meelia’s insurance premiums. After considering a number of factors, the Compensation Committee amended the Change in Control Severance Plan for Certain U.S. Officers and Executives to eliminate, for all covered executive officers other than the Chief Executive Officer, the right to receive payment of a tax gross-up amount as a result of the application of Internal Revenue Code Section 280G to certain payments made under the Change in Control Severance Plan. In addition, when determining the compensation for Mr. Almeida as Chief Executive Officer, the Compensation Committee decided not to include gross-up payments related to insurance premiums, consistent with our practice of paying for performance and minimizing the use of perquisites.

Executive Compensation Governance Structure

The Company is committed to integrity and the highest standards of ethical conduct. The following aspects of the Company’s compensation program reinforce that commitment and illustrate our commitment to good governance:

•	at least two-thirds of compensation for named executive officers is performance-based (incentive bonus, options, performance-based restricted stock units);

•	share ownership guidelines to promote long-term ownership, long-term shareholder perspective and responsible practices;

•	executive incentive compensation recoupment (claw-back) policy to promote accountability;

•	forfeiture of awards and recoupment of profits realized on equity awards in the event of termination for cause;

•	cap on incentive awards to limit windfalls;

•	corporate aircraft policy no longer includes a personal travel allowance for the Chief Executive Officer;

•	no tax assistance (gross-ups) on change in control, other than for the Chief Executive Officer; and

•	no tax assistance (gross-ups) for new Chief Executive Officer with respect to supplemental insurance coverage.

Executive Compensation Philosophy

Our compensation program is designed to reflect and advance the following core principles:

•	Align Interests. Compensation should strongly align the interests of our executive officers and shareholders.

➢	How we achieve this goal: We emphasize long-term incentive awards that motivate executives to create shareholder value and stock ownership guidelines which promote a long-term shareholder perspective.

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•	Support Effective Governance. Compensation should support effective governance.

➢	How we achieve this goal: We hold Company officers to stock ownership guidelines to promote long-term ownership, long-term shareholder perspective and responsible practices; we cap awards to limit windfalls; we encourage simplicity and transparency in plan design; we establish clear processes for administering equity and employee benefit plans; and, in assessing the contributions of a particular executive officer, the Compensation Committee looks not only to results-oriented performance, but also to how those results were achieved—whether the decisions and actions leading to the results were consistent with the values of the Company—and the long-term impact of those decisions.

•	Reflect Total Rewards Perspective. Compensation should be based on a total rewards perspective with an explicit role for each element.

➢	How we achieve this goal: There is an explicit role for each element of compensation and we make compensation decisions regarding each element with a view to the aggregate value and effect of all other elements.

•

Pay Competitively. We should pay competitively, but not excessively, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value.

➢	How we achieve this goal: We offer total rewards that are generally within the 50th-75th percentile range based on a review of peer companies in the medical devices and pharmaceutical industries and, as appropriate, general industry and which are fair and reasonable in light of the executive officer’s responsibilities, experience and performance. Actual compensation may, however, fall outside the competitive range based on a variety of factors, including, among others, individual performance and the unique challenges of a particular position.

•

Support Company’s Business and Talent Strategy. Compensation should support our business strategy in the areas of customer focus, globalization, operational excellence and innovation as well as our talent strategy.

➢	How we achieve this goal: We recognize individual performance through merit increases and individual adjustments to equity grant levels; we standardize pay levels and programs across the Company to facilitate cross-Company career progression; we use equity grants to signal potential and nurture career commitment; and we emphasize pay-for-performance through annual and long-term incentive plans rather than retirement benefits or entitlements such as perquisites.

•	Balance all Reward Elements. Our reward elements should be balanced, with an emphasis on performance-based compensation.

➢	How we achieve this goal: We utilize a mix of incentive plans that balance short- and long-term objectives, provide potential upside for exceeding performance targets (capped at a market-competitive degree of leverage) with downside risk for missing performance targets. We balance retention with reward for shareholder value creation, while also seeing that the elements, individually and in the aggregate, do not encourage excessive risk-taking. We establish long-term performance metrics consistent with our ability to quantify long-term goals, in a meaningful way, with respect to these metrics.

•	Clear Compensation Goals and Practices. Compensation goals and practices should be transparent and easy to communicate, both internally and externally.

➢	How we achieve this goal: We clearly and consistently communicate our total rewards philosophy to executives, limit the number of separate compensation plans/programs we provide, minimize the number of performance metrics per plan, promote continuity in plan design, align executive programs across the Company and enhance the motivational value of compensation by regularly communicating progress against goals.

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•	Effective Target-Setting. Target setting is a key activity and shall be done in a rigorous manner resulting in targets that reflect stretch yet are achievable.

➢	How we achieve this goal: In establishing performance targets, we strive to incentivize employees to innovate and collaborate without taking excessive risks. The Compensation Committee draws from a variety of sources when it establishes targets, including information regarding the historical performance of the Company and competitors, anticipated market dynamics and growth rates, Company business strategy, Company financial forecasts and earnings guidance as well as management and Board judgment.

2011 Compensation Elements and Decisions

Our compensation program for named executive officers has three major components, all of which are designed to work together to drive a complementary set of behaviors and outcomes.

❖	Base salary. Base salary is intended to reflect the market value of the named executive officer’s role, with differentiation for individual capability.

❖	Annual incentive compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our executives on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.

❖	Long-term incentive awards. Long-term incentive compensation generally consists of grants of stock options, restricted stock units with time-based vesting and restricted stock units with performance-based vesting, which we refer to as performance share units. Long-term incentive compensation is designed to recognize executives for their contributions to the Company, to highlight the strategic significance of each named executive officer’s role, to promote retention and to align the interests of named executive officers with the interests of our shareholders in long-term growth and stock performance, rewarding executives for shareholder value creation.

When assessing and setting compensation, the Compensation Committee focuses on base salary, total cash compensation (consisting of base salary and annual incentive compensation) and total direct compensation (consisting of base salary, annual incentive compensation and long-term incentive awards).

Named executive officers also participate in various employee benefit programs, as described on page 30 of this CD&A.

Total Rewards – Driving Performance and Behavior

Two of the core principles of the Company’s compensation philosophy, as articulated above, are that compensation should support effective governance, and that compensation should be viewed from a total rewards perspective, considering each compensation element with a view to the aggregate value and effect of all other compensation elements. Accordingly, in setting compensation, the Compensation Committee considers whether the compensation elements, individually and in the aggregate, create incentives that encourage behavior consistent with the overall interests of the Company.

In determining compensation packages for our named executive officers, the Compensation Committee seeks to strike an appropriate balance between fixed and variable compensation and between short- and long-term compensation. We believe that making a significant portion of our named executive officers’ compensation variable and long-term supports our pay-for-performance executive compensation philosophy while also mitigating potential excessive risk-taking behavior.

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The following table illustrates, for fiscal 2011, the distribution of value among base salary, target annual incentive cash awards and long-term equity incentives for our Chief Executive Officer (for the first three fiscal quarters of 2011 - Richard J. Meelia, and, for the last fiscal quarter of 2011 - José E. Almeida) and for the four other named executive officers. Of total direct compensation, 91% of Mr. Meelia’s, 91% of Mr. Almeida’s and 81% of the other named executives’ was variable. For purposes of this pay mix comparison, Mr. Almeida’s compensation is annualized based his compensation payable for his service as President and Chief Executive Officer during the fourth quarter of fiscal 2011.

Pay Mix of CEOs and Top 4 (NEOs)

Long-term Incentives (Equity)	79%	75%	57%

Annual Incentives (Cash)	12%	16%	24%

Base Salary (Cash)	9%	9%	19%

	Mr. Almeida	Mr. Meelia	Other NEOs

We believe that providing the majority of compensation in the form of equity encourages strategies and levels of risk-taking that correlate with the long-term best interests of the Company and its shareholders. The Compensation Committee carefully balances the near-term nature of our annual incentive plan with risk-mitigating aspects, including (1) a mix of financial metrics, which provide checks and balances, (2) caps on cash awards built into the plan design and (3) our executive compensation recoupment policy, which applies if an annual incentive bonus is paid based upon financial information which is required to be restated due to material noncompliance with financial reporting requirements. We emphasize share-based compensation, in combination with executive share ownership guidelines, to promote long-term ownership, long-term shareholder perspective and responsible practices, encouraging significant and sustainable performance over the longer term. Our long-term equity incentive program includes a mix of vehicles to mitigate the risk of over-emphasis on any one element and also includes a cap on awards of performance share units. Our equity programs also include claw-back provisions which apply to monetary gains from equity grants realized by executives terminated for cause. Finally, in assessing the contributions of a particular named executive officer, the Compensation Committee looks not only to results-oriented performance, but also to how those results were achieved—whether the decisions and actions leading to the results were consistent with the values of the Company—and the long-term impact of those decisions.

Base Salary

Base salaries are paid in order to provide a fixed component of compensation for the named executive officers. Each named executive officer’s base salary is designed to be competitive (generally within a range of the 50th to 75th percentile) with comparable positions in our peer group companies and market data. The components of market data are described in the “How We Determine Compensation – Peer Group Reviews and Market Data” section of this CD&A. Actual compensation may fall outside this competitive range based on a variety of factors, including the complexity and unique challenges of the position and the individual skills, experience, background and performance of the executive. In setting base salaries for calendar year 2011, the Compensation Committee reviewed, among other things, a summary prepared by its independent compensation consultant, Steven Hall & Partners, which detailed each named executive officer’s 2010 base salary and total

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cash compensation compared to market data. The Compensation Committee approved base salary increases, which became effective January 3, 2011, as follows:

Executive Officer	2010 Base Salary(1)	2011 Base Salary(1)		% Change
José E. Almeida	$745,000	$782,300	(2)	5.0%
Charles J. Dockendorff	$713,900	$742,500		4.0%
Bryan C. Hanson	$423,700	$466,100	(3)	10.0%
Amy A. McBride-Wendell	$493,800	$513,600		4.0%
John H. Masterson	$535,700	$551,800		3.0%
Richard J. Meelia	$1,300,000	$1,350,000	(4)	3.8%

(1)	The Compensation Committee sets base salaries on a calendar year basis. Accordingly, the base salary amounts noted in this table, which represent calendar year base salaries, differ from the base salary amounts set forth in the Summary Compensation Table because the Summary Compensation Table reports amounts actually earned during our fiscal year, from September to September.

(2)	Effective July 1, 2011, Mr. Almeida’s base salary was increased to $1,100,000 in connection with his assuming the role of President and Chief Executive Officer of the Company.

(3)	Effective July 1, 2011, Mr. Hanson’s base salary was increased to $520,000 in connection with his promotion to Group President.

(4)	Effective July 1, 2011, Mr. Meelia retired as our President and Chief Executive Officer. Accordingly, he was paid a pro-rated portion of his base salary for the three fiscal quarters during which he served as President and Chief Executive Officer.

The salary increases were based on a consideration of individual performance, assessment of the value of the individual to the Company, a review of total direct compensation and a comparison to market data. Individual performance, other than for Mr. Meelia, was measured through performance evaluations performed by Mr. Meelia and discussed with the Compensation Committee. Mr. Meelia also discussed with the Compensation Committee the value to the Company of each of the named executive officers. Mr. Meelia’s individual performance was based on an evaluation performed by the Board of Directors and the Compensation Committee.

The Compensation Committee approved these base salary increases to promote consistency with our philosophy of compensating executive officers competitively, but not excessively, within the 50th to 75th percentile range based on a review of peer companies in the medical devices and pharmaceutical industries and market data. Although more than the increase for other named executive officers, the increase in Mr. Hanson’s salary reflected his increasing responsibilities, the strategic importance of his role and the fact that he received the highest possible Talent and Leadership Review (“TLR”) performance rating. TLR performance ratings are discussed in the “How We Determine Compensation – Talent and Leadership Review” section of this CD&A.

Following the annual base salary increases for 2011, all named executive officers remained in the 50th to 75th percentile range of base salary compensation paid to executives in comparable positions, based on market data, other than Mr. Dockendorff and Ms. McBride-Wendell, both of whom were just above the 75th percentile for their respective positions. The Compensation Committee believed that it was appropriate to compensate Mr. Dockendorff and Ms. McBride-Wendell at these levels because each of them played key roles during fiscal 2010 in furthering a number of the Company’s most important strategic initiatives. Mr. Dockendorff led a number of initiatives resulting in improved gross margin performance, strong cash flow and double-digit earnings per share growth. Ms. McBride-Wendell managed our portfolio to optimize our business by executing key acquisitions such as ev3 which enabled us to enter new markets, by building our business development pipeline and by exiting non-core businesses. Mr. Dockendorff and Ms. McBride-Wendell each received the highest possible TLR performance rating in recognition of their successes during the year.

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Annual Incentive Compensation

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our annual incentive plan, which is an element of our 2007 Stock and Incentive Plan, employees are eligible for annual incentive cash awards based on the Company’s attainment of specific pre-established performance metrics. Consistent with its past practice, the Compensation Committee structured the 2011 annual incentive plan as follows:

•

At the beginning of the fiscal year, the Compensation Committee established performance measures and goals, which included the financial metrics being assessed, performance targets for each metric, including minimum threshold performance requirements to earn an award, and maximum performance scores.

•

Also at the beginning of the fiscal year, the Compensation Committee set individual award targets for each executive, expressed as a percentage of base salary, based on the executive’s level of responsibility and upon an examination of compensation information from our peer group and market data.

•

After the close of the fiscal year, the Compensation Committee received a report from management regarding Company and segment performance against the pre-established performance goals. Awards were based on each named executive officer’s individual award target percentage and the overall Company and/or individual segment’s performance relative to the specific performance goal, as certified by the Compensation Committee.

Setting Annual Performance Metrics. The Compensation Committee sets the performance metrics as well as the performance targets for each metric. There are two primary classifications of performance metrics utilized in the annual incentive plan, Core Financial Metrics and Strategic Focus Metrics. Each performance metric represents part of the total award calculation, with the Core Financial Metrics accounting for, in the aggregate, 70% of the performance score and the Strategic Focus Metrics accounting for, in the aggregate, 30% of the performance score.

Core Financial Metrics. For the fiscal 2011 annual incentive plan, the Core Financial Metrics applicable to Messrs. Meelia, Dockendorff and Masterson and Ms. McBride-Wendell, all of whom served as executive officers at the corporate level, were Company sales growth and Company net income. The Core Financial Metrics applicable to Mr. Almeida, who, for the first three quarters of fiscal 2011 ran our Medical Devices operating segment, were sales growth and operating income for the Medical Devices segment. The Core Financial Metrics applicable to Mr. Hanson, who, for the first three quarters of fiscal 2011 ran our Energy-based Devices business unit and oversaw operations in Canada, Australia and New Zealand, were sales growth and operating income for the Energy-based Devices business unit and for Canada, Australia and New Zealand. The Compensation Committee chose sales growth and net/operating income as performance measures because they are important drivers of shareholder value and are key metrics in the Company’s strategic plan.

Strategic Focus Metrics. For fiscal 2011, the Strategic Focus Metric applicable to Messrs. Meelia, Dockendorff and Masterson and Ms. McBride-Wendell was Company cash flow. The Strategic Focus Metrics applicable to Mr. Almeida were Company cash flow and Company net income. The Strategic Focus Metrics applicable to Mr. Hanson were Company cash flow and gross margin for the Energy-based Devices business unit and Canada, Australia and New Zealand. The Compensation Committee decided to use cash flow as a performance measure because strong cash flow performance remains a key strategic priority of the Company. The Company used gross margin at the business unit level as a performance measure to focus on profit without encouraging undue risk and to incent performance on a more granular level.

Minimum Performance Requirement. In addition to setting metrics and target performance levels, at the beginning of the fiscal year, the Compensation Committee also established a minimum annual performance

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requirement which must be met for payouts under the annual incentive plan to be made. In fiscal 2011, the minimum annual performance requirement for named executive officers at the corporate level was 75% of target net income and for the named executive officers at the segment and business unit level was 75% of target segment/business unit operating income. If the minimum annual performance requirement applicable to a named executive officer is not met, no bonus is paid under the annual incentive plan. For fiscal 2011, the Company achieved these minimum performance levels at the applicable Company, segment and business unit levels.

Calculating Performance Scores. If the minimum annual performance requirement is met, then a performance multiplier for each performance metric is determined and the overall performance score is calculated.

•

For each Core Financial Metric, the performance multiplier would be 0 if performance is below the threshold, 0.5x if performance is at threshold, 1x if performance is at target and 2x if performance is at or above the maximum level.

For the Core Financial Metrics, thresholds and maximums for fiscal 2011 were as follows:

Metric	Threshold	Maximum
Sales Growth (Company, segment and business unit levels)	3.5 percentage points below target	3.5 percentage points above target
Net Income (Company)	95% of target	107% of target
Operating Income (Medical Devices segment)	95% of target	110% of target
Operating Income (EBD, Canada, Australia, New Zealand business units)	94% of target	110% of target

•

For Strategic Focus Metrics, no thresholds or maximums are set—only targets, which are either achieved or missed. If the target is missed, the performance multiplier for the Strategic Focus Metric is 0. If the target is achieved, the performance multiplier for the Strategic Focus Metric is the average of the performance multipliers for the Core Financial Metrics.

The performance multiplier for each metric is multiplied by the weighting percentage to obtain a performance score for that metric. The performance scores for each metric are added together and that total is then multiplied by the individual’s target award amount to determine the actual award amount.

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The table below summarizes the performance measures, weights, targets, multipliers, scores and actual results used to determine the fiscal 2011 annual incentive cash awards for our named executive officers.

Fiscal 2011 Annual Incentive Plan Design Summary

Executive Officer	Performance Metric	Weight	Performance Target (1)	Performance Results (2)	Performance Multiplier	Performance Score
			(dollars in millions)

Charles J. Dockendorff Amy A. McBride-Wendell John H. Masterson Richard J. Meelia	Net Income (Company)	35%	$1,807	$1,974	2x	70%
	Sales Growth (Company)	35%	9.3%	8.4%	.87x	31%
	Cash Flow (Company)	30%	$1,600	$1,717	1.44x	43%
Performance Score Total						144%

José E. Almeida	Operating Income (segment)	35%	$2,217	$2,301	1.38x	48%
	Sales Growth (segment)	35%	13.0%	13.1%	1.03x	36%
	Cash Flow (Company)	15%	$1,600	$1,717	1.20x	18%
	Net Income (Company)	15%	$1,807	$1,974	1.20x	18%
Performance Score Total						120%

Bryan C. Hanson	Operating Income (business unit)	35%	$396	$438	2x	70%
	Sales Growth (business unit)	35%	9.1%	10.6%	1.44x	50%
	Cash Flow (Company)	15%	$1,600	$1,717	1.72x	26%
	Gross Margin (business unit)	15%	65.8%	68.1%	1.72x	26%
Performance Score Total						172%

(1)	The performance metrics used for compensation purposes include non-GAAP financial measures which exclude the effects of anticipated one-time, generally non-recurring items which the Compensation Committee believes may mask the underlying operating results and/or business trends of the Company or business segment, as applicable. The categories of these anticipated extraordinary items are identified at the beginning of the fiscal year when the performance measure is approved and, for the 2011 annual incentive plan, included certain restructuring charges, revenue adjustments related to businesses exited or sold, acquisitions, goodwill or other intangible asset impairment charges, shareholder and other litigation charges and certain legacy tax matters.

For the 2011 annual incentive plan, the performance targets were calculated as follows:

•	Sales growth is the total change in net trade sales for fiscal year 2011in US dollars, calculated using fiscal 2010 foreign exchange rates, divided by fiscal year 2010 net trade sales.

•	Net income is a non-GAAP financial measure which excludes the items noted above.

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•

Operating income is the operating income of the applicable operating segment, calculated using the foreign exchange rate applied in setting the segment’s annual operating plan in order to eliminate the effect of currency fluctuations.

•	Cash flow means free cash flow, which is net cash provided by operating activities minus capital expenditures.

(2)	Pursuant to the 2011 annual incentive plan, the Compensation Committee may also adjust the performance results to take into account extraordinary items that were not anticipated at the start of the year and which the Compensation Committee believes may mask the underlying operating results and/or business trends of the Company or business segment, as applicable. Exclusion of these extraordinary items did not impact performance results at the Company level or applicable business unit level, but did have the effect of slightly decreasing the payout for our Medical Devices segment.

The table below sets forth the 2011 annual incentive plan award target percentages, as well as the threshold, target, maximum and actual award payments approved for each of our named executive officers. The actual award payments are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and the threshold, target and maximum bonus amounts are also reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards Table.

Fiscal Year 2011 Annual Incentive Awards

Executive Officer	Target Percentage	Threshold(1)	Target		Maximum(2)	Actual
José E. Almeida	85%	$467,500	$935,000	(3)	$1,870,000	$1,125,587
Charles J. Dockendorff	85%	$315,563	$631,125		$1,262,250	$906,004
Bryan C. Hanson	70%	$182,000	$364,000	(4)	$728,000	$626,578
Amy A. McBride-Wendell	80%	$205,440	$410,880		$821,760	$589,834
John H. Masterson	80%	$220,720	$441,440		$882,880	$633,704
Richard J. Meelia	130%	$877,500	$1,755,000	(5)	$3,510,000	$1,891,252

(1)	Threshold award payments are 50% of target award payments.

(2)	Maximum award payments are 200% of target award payments.

(3)	Mr. Almeida’s fiscal 2011 target award is based on the target percentage set at the beginning of the fiscal year (85%), multiplied by his base salary in effect on August 1, 2011, ($1,100,000), per the terms of our annual incentive plan.

(4)	Mr. Hanson’s fiscal 2011 target award is based on the target percentage set at the beginning of the fiscal year (70%), multiplied by his base salary in effect on August 1, 2011, ($520,000), per the terms of our annual incentive plan.

(5)	Mr. Meelia’s fiscal 2011 target award is based on the target percentage set at the beginning of the fiscal year (130%), multiplied by his annual base salary. His actual award is pro-rated for the number of days during fiscal 2011 that he served as President and Chief Executive Officer.

In setting individual target percentages for fiscal 2011, the Compensation Committee reviewed, for each named executive officer, the target percentages applicable in fiscal 2010, the total cash compensation received in fiscal 2010 and the projected cash compensation for fiscal 2011, considering how the total cash compensation of each named executive officer compared to peer group and related market data. The Compensation Committee also took into account the day-to-day responsibilities of each named executive officer. Following this review, the Compensation Committee determined that the fiscal 2010 award target percentages remained appropriate in light of peer group data and the overall compensation of each named executive officer.

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Mr. Meelia’s target percentage was significantly higher than those of other named executive officers given his position as Chief Executive Officer and the significant responsibilities that accompany that position. His target percentage, as with the target percentages for each of the other named executive officers, was in-line with market data. As noted previously, Mr. Meelia retired as President and Chief Executive Officer at the end of the third fiscal quarter of 2011 and was succeeded by Mr. Almeida. Due to Mr. Meelia’s retirement, his actual award is pro-rated for the number of days during fiscal 2011 that he served as President and Chief Executive Officer.

At the start of fiscal 2011, Mr. Almeida’s target bonus award was set at 85% of his then-current base salary of $782,300, and Mr. Hanson’s target bonus award was set at 70% of this then-current base salary of $466,100. In connection with their July 1, 2011 promotions, the base salaries and target percentages for each were increased. Our annual incentive plan, however, provides that:

•

if an employee’s target percentage is modified during the fourth quarter of a fiscal year, the modification is disregarded for purposes of determining the bonus for that fiscal year and the prior target percentage remains in effect; and

•	an employee’s base salary as of August 1st of the fiscal year is utilized to calculate the bonus for such fiscal year.

Accordingly, Mr. Almeida’s annual incentive plan award was determined using his pre-promotion target percentage of 85% and his increased base salary of $1,100,000 and Mr. Hanson’s annual incentive plan award was determined using his pre-promotion target percentage of 70% and his increased base salary of $520,000.

Long-Term Incentive Awards

The Compensation Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes employees for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. Recognizing that long-term incentives are generally the most significant element of total remuneration at the senior level and also acknowledging that long-term incentives are a crucial part of the “total rewards” compensation package that the Company offers, during fiscal 2010 the Compensation Committee, with input from its consultant, conducted a review of the Company’s long-term incentive structure. The Compensation Committee examined a number of potential long-term incentive vehicles for equity grants, considering the pros and cons of each. The Compensation Committee also considered the proportion of long-term incentive value to be ascribed to vehicles with time-based vesting versus vehicles with performance-based vesting. Based on this evaluation, the Compensation Committee determined that the existing mix of stock options, restricted stock units and performance share units continued to serve the Company well. Accordingly, for the fiscal 2011 grants, the Compensation Committee maintained the following allocations:

•	50% of the value of each grant comprised of stock options with a four-year vesting period;

•	25% of the value of each grant comprised of restricted stock units with time-based vesting over a four-year vesting period; and

•	25% of the value of each grant comprised of performance share units with performance-based vesting over a three-year vesting period based on relative total shareholder return.

The Compensation Committee considers this allocation appropriate, as performance-orientation is reflected in performance share units and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of restricted stock units allow the program to support retention, even in down stock markets. In addition, the Compensation Committee took into consideration the fact that consistency of program structure is likely to enhance employee understanding of the function and benefits of the long-term incentives offered.

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The Compensation Committee also reviewed the performance share plan payout curve and determined that relative total shareholder return (total shareholder return for the Company as compared to total shareholder return of companies comprising a healthcare industry index), measured over the three-year performance period, continued to be the appropriate metric for the performance share units. Total shareholder return in the top half of peer group performance is a key long-term financial goal of the Company. The healthcare industry index selected by the Compensation Committee for the fiscal 2011 grant is comprised of the Company as well as 17 healthcare companies which generally replicate the Company’s mix of businesses and includes all of the members of the peer group established by the Company for purposes of establishing fiscal 2011 compensation.

In determining the value of the fiscal 2011 annual long-term incentive awards for each named executive officer, the Compensation Committee considered, among other things, individual performance, including TLR performance ratings, the officer’s total compensation and mix of compensation for the previous fiscal year, the resulting compensation mix projected for fiscal 2011, previous equity grants and the value of the proposed equity grant relative to market data and to proposed grants for other executive officers.

The table below compares the value of each named executive officer’s annual long-term incentive award for 2011 versus the value for 2010.

Long-Term Incentive Compensation

Executive Officer	Fiscal 2010 (1) (millions)	Fiscal 2011 (1) (millions)		% change

José E. Almeida	$2.8	$3.1	(2)	10.7%

Charles J. Dockendorff	$2.3	$2.4		4.3%

Bryan C. Hanson	$0.7	$0.77	(3)	10.0%

Amy A. McBride-Wendell	$1.2	$1.2		none

John H. Masterson	$1.0	$1.1		10.0%

Richard J. Meelia	$7.5	$8.0		6.7%

(1)	These values differ from those included in the Grants of Plan-Based Awards table due to the value, for accounting purposes, attributed to the performance share units included in the Grants of Plan-Based Awards table.

(2)	Does not include Mr. Almeida’s one-time grant of $3.792 million of restricted stock units and stock options in connection with his election as President and Chief Executive Officer, effective July 1, 2011.

(3)	Does not include a one-time grant of performance share units to Mr. Hanson under the Asia Growth Incentive Plan, discussed below, with a target value equal to his fiscal 2010 base salary ($423,700), or the one-time grant of $264,167 in restricted stock units and stock options made in connection with his promotion, effective July 1, 2011.

For fiscal 2011, the value of annual long-term incentive awards increased for all named executive officers, other than Ms. McBride-Wendell, for whom the value stayed the same.

Although the value of Ms. McBride-Wendell’s annual long-term incentive award did not increase from 2010 to 2011, the value of her fiscal 2011 long-term incentive award put Ms. McBride-Wendell well above the 75th percentile in terms of total direct compensation paid to executives in comparable positions at our peer group companies and based on market data. The Compensation Committee believed that this award was appropriate

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given Ms. McBride-Wendell’s exceptional performance in leading the Company’s efforts in optimizing its portfolio during fiscal 2010, including the acquisition of ev3 and divestiture of non-core businesses, coupled with her receipt of the highest possible TLR performance rating.

The value of the long-term incentive award for Mr. Dockendorff increased by 4.3% from 2010 to 2011. This increase, while less than the increase of other named executive officers, brought Mr. Dockendorff slightly above the 75th percentile range of compensation paid to executives in comparable positions at our peer group companies and based on market data on a total direct compensation basis. The Compensation Committee determined this was appropriate, given that he received the highest possible TLR performance rating.

Messrs. Almeida, Hanson and Masterson received increases in annual long-term incentive award values of approximately 10% in order to bring their total direct compensation closer to the 75th percentile of corresponding compensation paid to executives in comparable positions at our peer group companies and based on market data. In connection with his election as President and Chief Executive Officer, effective July 1, 2011, the Compensation Committee awarded Mr. Almeida a special equity grant consisting of $3.0 million in restricted stock units and $792,000 in equal parts restricted stock units and stock options. Mr. Hanson also received a special grant of restricted stock units and stock options, effective July 1, 2011, in connection with his promotion, as well as a one-time grant of performance share units under the Asia Growth Incentive Plan discussed below.

In addition to reviewing and affirming the current base components of the Company’s long-term incentive structure, during fiscal 2011, the Compensation Committee put in place the Asia Growth Incentive Plan. As part of the Company’s long-term strategic plan, the Company embarked on an Asia growth initiative intended to support the Company’s continued growth and expansion in the Asian market. The Compensation Committee adopted the Asia Growth Incentive Plan to incentivize certain employees to execute actions that have been identified as being essential to the long-term success of the Asia growth initiative within specified time frames. The Asia Growth Incentive Plan is structured as a one-time grant of performance share units subject to performance-based vesting, with the value of the grant equivalent to a proportion of the grantee’s salary based on potential impact and achievement. Awards vest after three years, assuming the achievement of certain milestones relating to infrastructure build-out and the retention of key personnel in the region as well as attainment of a minimum level of cumulative operating income. Actual payout is dependent on achievement of the revenue goals identified in the Asia Growth Incentive Plan; these aggressive revenue goals are in excess of revenue goals for the region included in the Company’s strategic plan. Performance shares granted under the Asia Growth Incentive Plan may not vest in full or at all, given the difficulty of the milestones and revenue requirements of the plan. One of our named executive officers, Bryan Hanson, was selected as a participant in the Asia Growth Incentive Plan. The target value of Mr. Hanson’s grant under the Asia Growth Incentive Plan is $423,700, which is equal to his pre-promotion base salary for fiscal 2011.

Summary of New Chief Executive Officer Compensation

As discussed above, in July 2011, Mr. Almeida became our President and Chief Executive Officer. To reflect his increased responsibilities, the Compensation Committee approved:

•	an increase in his base salary to $1,100,000;

•	an increase in his target percentage under the annual incentive plan to 120% of his base salary;

•	a special promotion equity grant of $3 million in restricted stock units, all of which vest on July 1, 2014;

•

a prorated annual grant of $792,000 in equal parts restricted stock units and stock options which vests in equal installments on the first, second, third and fourth anniversaries of the date of grant; and

•	supplemental long-term disability insurance.

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In setting Mr. Almeida’s compensation as Chief Executive Officer, the Compensation Committee considered, among other things, the compensation of Chief Executive Officers of peer companies, the compensation of the Company’s then President and Chief Executive Officer and the business experience of Mr. Almeida. For his initial year as President and Chief Executive Officer, the Compensation Committee established Mr. Almeida’s compensation at the 35th percentile of compensation paid to Chief Executive Officers of our peer companies to allow for increases in his compensation as he develops as Chief Executive Officer. Provided that Mr. Almeida exhibits positive development and growth in the position, the Compensation Committee plans to adjust his compensation gradually to the 50th to 75th percentile of market over a three-year period.

Other Benefits

Retirement Benefits

We maintain retirement plans to assist our named executive officers with retirement income planning and increase the attractiveness of employment with us. For our named executive officers, we currently provide:

•	a defined contribution 401(k) plan, the Covidien Retirement Savings and Investment Plan, that is available to all eligible United States employees (the “Retirement Savings Plan”); and

•	a non-qualified deferred compensation plan, the Covidien Supplemental Savings and Retirement Plan, in which executive officers and other senior employees may participate.

For more information regarding our non-qualified deferred compensation plan, see “Non-Qualified Deferred Compensation” below.

Health and Welfare and Other Benefits

Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and the employee assistance program. The Company also provides Mr. Almeida with supplemental long-term disability insurance, which commenced when he became our President and Chief Executive Officer on July 1, 2011. The Company does not provide tax assistance with respect to premiums paid by the Company for this insurance coverage (no “gross-ups”).

Perquisites. Although the Company does not have a perquisite program, the Compensation Committee determined that it was in the Company’s and the executives’ best interests to establish an executive physical program which offers comprehensive and coordinated annual physical examinations at a nominal cost to the Company. Other than the executive physical program and the limited use of corporate aircraft described below, we do not provide our named executive officers with any perquisites. The Compensation Committee believes that the emphasis on performance-based compensation, rather than on entitlements such as perquisites, is consistent with its compensation philosophy.

Airplane Usage. The Compensation Committee believes that it is important to have a corporate aircraft policy due to the security and efficiency benefits that such a policy provides to us. Personal travel for our named executive officers is permitted only if such use is at no incremental cost to the Company and is approved in advance by the Chief Executive Officer or if there are unusual circumstances, such as a medical or family emergency, that the Chairman of the Compensation Committee or the Chief Executive Officer believe warrant such use. Additionally, until his retirement in July 2011, our policy permitted Mr. Meelia to use our corporate aircraft for personal travel, up to sixty (60) block hours (including “dead-head legs”) per fiscal year. Effective

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July 1, 2011, the policy was amended to exclude the sixty hour personal travel allowance for the Chief Executive Officer. Pursuant to current income tax rules applicable to personal use of aircraft, the Company imputes income to named executive officers for any personal use based on the Standard Industry Fare Level rates set by the Civil Aeronautics Division of the Department of Transportation. This imputed income amount is included in a named executive officer’s earnings at the end of the year and reported as W-2 income to the Internal Revenue Service. The Company does not provide tax assistance with respect to this imputed income (i.e., no “gross-ups”).

Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. Eligible employees authorize payroll deductions to be made for the purchase of Company shares. The Company provides a fifteen percent (15%) matching contribution on up to $25,000 of an employee’s payroll deductions in any calendar year. All shares are purchased on the open market by a designated broker. Messrs. Meelia and Masterson participated in the employee stock purchase plan in 2011.

Severance and Change in Control Benefits

The Company maintains executive severance and change in control benefit plans. The Compensation Committee believes that providing severance and change in control benefits to our named executive officers is appropriate, given the fact that these are standard benefits provided by peer companies and also given the need to provide for continuity of management in the event of an actual or threatened change in control.

Severance Plan. Under the severance plan, benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Severance benefits, in the form of base salary, bonus and health benefits are generally payable for 18 months (24 months for our Chief Executive Officer) following termination of employment.

Change in Control Plan. Under the change in control plan, benefits are payable to any named executive officer upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control (a double trigger arrangement). Benefits are generally payable following termination in a lump sum cash payment equal to two times (2.99 times for our Chief Executive Officer) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards, continued Company subsidy for health plan premiums for a 24 month period (36 months for our Chief Executive Officer) and outplacement services. Receipt of these benefits is conditioned upon the named executive officer signing a release of any claims against the Company. The Compensation Committee has carefully evaluated these arrangements and believes that it is important to provide named executive officers with protection in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their authority, responsibilities or compensation. Maintaining a double trigger for payment of change in control benefits helps to provide that protection while simultaneously precluding the named executive officer from receiving benefits solely due to a change in control (a single trigger arrangement). As noted above, after carefully considering the issue, the Compensation Committee determined to amend the change in control plan, effective October 1, 2011, to eliminate for all covered executive officers other than the Chief Executive Officer the right to receive payment of a tax gross-up amount as a result of the application of Internal Revenue Code Section 280G to certain payments made under the change in control plan.

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How We Determine Compensation

Compensation Committee Role and Input from Management

The Compensation Committee is responsible for the Company’s executive compensation strategies, structure, policies and programs and must specifically approve compensation actions relating to our executive officers. For each executive officer, other than our Chief Executive Officer, the Compensation Committee relies on input from our Chief Executive Officer and our Senior Vice President of Human Resources in setting the officer’s performance objectives, evaluating the actual performance of the officer against those objectives and making appropriate salary and incentive awards. The Chief Executive Officer and Senior Vice President of Human Resources participate in Compensation Committee meetings, at the request of the Compensation Committee, to provide background information and explanations supporting compensation recommendations, including the results of the annual performance evaluations that our Chief Executive Officer conducts on each named executive officer, as well as a TLR performance rating. Additionally, in light of Mr. Almeida’s election as President and Chief Executive Officer, the Compensation Committee reviewed the performance review and compensation-setting process for Mr. Hanson, who is Mr. Almeida’s brother-in-law. The Compensation Committee determined that it would be appropriate to provide for additional oversight of this process by having Mr. Hanson’s performance assessments conducted by the Chairman of the Board, the Chief Financial Officer and the Senior Vice President of Human Resources and by requiring that the Compensation Committee review and approve any compensation actions relating to Mr. Hanson.

The Compensation Committee conducts the annual performance evaluation of our Chief Executive Officer. The process begins with the Compensation Committee approving an evaluation form which is then completed by the Chief Executive Officer as a self-evaluation. This completed self-evaluation is submitted to the full Board of Directors for review along with a blank evaluation for completion by each Director. The Compensation Committee’s independent consultant compiles the results of the evaluations and prepares a summary for the Compensation Committee. The Compensation Committee reviews and discusses the results, after which the Chairman of the Compensation Committee leads a further discussion with the full Board of Directors. Following this extensive discussion with the full Board of Directors, the Lead Director provides feedback to the Chief Executive Officer. The Compensation Committee uses these evaluations and discussions in setting the Chief Executive Officer’s compensation.

The Committee utilized the process described above in determining Mr. Meelia’s compensation for fiscal 2011. Mr. Almeida’s initial compensation as Chief Executive Officer was established as described on page 30 of this CD&A. The Compensation Committee expects to continue the annual performance evaluation process described above in setting Mr. Almeida’s compensation following the completion of his first full year as Chief Executive Officer.

Compensation Consultants

The Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultants of its choosing. During fiscal 2011, Steven Hall & Partners served as the Compensation Committee’s independent compensation consultant. Steven Hall & Partners reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of our business. Steven Hall typically provides the Compensation Committee with advice on compensation program design and best practices and, as noted below, produces the comparative information derived from the peer group and published survey data that the Compensation Committee reviews. Major services provided during fiscal 2011 by Steven Hall & Partners under its engagement with the Compensation Committee included: (1) preparing the market study described below; (2) reviewing the Company’s compensation peer group; (3) analyzing the Company’s share allocation and utilization as compared with 10 peer companies; (4) providing regulatory updates; (5) assisting the human resources department in preparing the tally sheets reporting total compensation for each executive officer; and (6) assisting in the Chief Executive Officer evaluation process. Steven Hall & Partners is the only compensation consultant who played a role in determining or recommending the amount or form of executive compensation for fiscal 2011.

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Peer Group Review and Market Data

When reviewing compensation programs for the named executive officers, the Compensation Committee considers the compensation practices of specific peer companies with annual revenues generally within the range of one-half to two times our annual revenues, as well as compensation data from general industry published surveys. In selecting the peer group to be considered in setting 2011 compensation, the Compensation Committee considered various factors relating to similarly-situated medical device and pharmaceutical companies, including revenue, net income, and market capitalization.

The Compensation Committee determined that the peer group utilized in setting compensation for 2010 remained appropriate for 2011. The Compensation Committee believes that this peer group continues to represent our primary competitors for capital, executive talent and, in some cases, business within our industry. The Compensation Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant. The following table sets forth the peer group approved by the Compensation Committee for purposes of setting 2011 compensation, along with fiscal 2010 financial information for each. The table also includes information regarding Covidien’s relative position in the peer group in each of the categories.

Company	Fiscal Year End	Revenue	Net Income	Market Capitalization at 1/31/11
		(dollars in millions)
Baxter International Inc.	12/10	$12,843	$1,420	$28,256
Becton, Dickinson & Company	9/10	7,372	1,318	19,075
Boston Scientific Corporation	12/10	7,806	(1,065)	10,610
Bristol-Myers Squibb Company	12/10	19,484	3,102	43,100
Eli Lilly & Company	12/10	23,076	5,070	40,095
Medtronic, Inc.	4/10	15,817	3,099	41,136
St. Jude Medical, Inc.	1/11	5,165	907	13,886
Stryker Corporation	12/10	7,320	1,273	22,858
Thermo Fisher Scientific, Inc.	12/10	10,789	1,036	22,764
Zimmer Holdings, Inc.	12/10	4,220	597	11,681

Covidien plc	9/10	10,429	1,632	23,507
Rank		6 of 11	4 of 11	5 of 11
Percentile		54	68	57

In setting compensation for fiscal 2011, the Compensation Committee considered a market study prepared by its independent compensation consultant (the results of which we refer to throughout this CD&A as the “market data”). The market data compiled by the Compensation Committee’s independent compensation consultant included information regarding base salary, annual cash incentive awards and the value of equity awards. The study included data derived from a number of sources, including the proxy statements of the Company’s peer group companies, a Watson Wyatt Survey Report on Top Management Compensation, a Radford Executive Survey, three confidential survey sources and, for companies with revenue of approximately $10 billion, general industry data as well as data for the medical devices, pharmaceuticals and bio-technology industries where available. The Compensation Committee did not strictly tie target compensation for our named executive officers to any one type of peer group data, but instead considered all of these sources in evaluating whether target compensation was in the 50th to 75th percentile of compensation provided by the peer group. Data drawn from our peer group proxy statements was given greater consideration for the chief executive officer and

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chief financial officer positions than for group head positions. In addition, based on his current responsibilities, data for senior operating executives was utilized in considering Mr. Almeida’s compensation for the first three fiscal quarters, including data from proxy statements of companies outside of the Company’s peer group that disclosed compensation for senior operating executives.

Use of Tally Sheets

In setting compensation for each named executive officer, in addition to reviewing market data, the Compensation Committee reviews each named executive officer’s total annual compensation from the previous four years. The Compensation Committee uses individual tally sheets prepared by our human resources department and the Compensation Committee’s compensation consultant as a presentation format to facilitate this review. The tally sheets identify the value of each pay element, including base salary, annual incentive bonus, sign-on bonus or other cash payments, long-term incentives, grant date value of equity awards and retirement benefits. The tally sheets also reflect current stock ownership and equity awards held as well the value of termination and change-in-control payments under various potential termination and change-in-control scenarios. Reviewing the tally sheets helps the Compensation Committee to balance the various elements of compensation so that no one element is weighted too heavily and so that there is an appropriate mix between fixed and variable compensation and between short- and long-term compensation, consistent with our belief that our executive compensation program should not encourage excessive or unnecessary risk-taking.

Talent and Leadership Review

The Company utilizes a Talent and Leadership Review, or TLR, process to manage its talent and organizational capability with the goal of maximizing organizational excellence and business success. TLR assists the Company in understanding its leadership strengths and gaps, helps identify key and emerging talent and provides insight into current organizational capability versus strategic goals and objectives. As part of the TLR process, the Chief Executive Officer in conjunction with the Senior Vice President of Human Resources assigns to each executive officer a rating on two discrete dimensions: leadership behaviors and results. Three possible ratings can be assigned in each of these two dimensions: exceptional, effective, and not yet effective. While the TLR process is intended to assist in evaluating the needs of the Company from a human resources perspective, these performance ratings are also considered by the Chief Executive Officer in formulating compensation recommendations to the Compensation Committee. These performance ratings impacted both base salary decisions as well as decisions regarding the value of long-term incentive compensation awards.

Other Compensation Policies and Arrangements

Employment Agreement with Richard J. Meelia

On July 1, 2011, Mr. Meelia retired as President and Chief Executive Officer of the Company. In accordance with the terms of the employment agreement that he entered into with Tyco International in connection with our separation from that company, the Company will pay severance and other benefits as described in the Summary Compensation Table as well as the narrative to the Potential Payments Upon Termination table under the heading “Severance Benefits Payable to Mr. Meelia.”

Executive Compensation Recoupment Policy

Accountability is one of our core values. To encourage our senior executives to take responsibility and affirm the Company’s commitment to integrity and the highest standards of ethical conduct, to reinforce these values through our compensation program, and to support good governance practices, we maintain an Executive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy requires that the Company recoup, or “claw-back”, portions of incentive compensation paid to our executive officers if there is a restatement of the Company’s financial statements due to the material noncompliance by the Company with

2012 Proxy Statement	34

financial reporting requirements under applicable securities laws or regulations and the amount of incentive compensation that was awarded to an executive officer during the three (3) fiscal years immediately preceding the date of the restatement (or such other period as required under applicable securities laws or regulations) is higher than the amount of incentive compensation that would have been awarded to the executive officer had the financial results subject to the restatement been properly reported. For this purpose, incentive compensation includes annual incentive compensation, certain long-term incentive awards, and any other compensation determined to be incentive compensation pursuant to regulations to be issued by the SEC.

In addition, our equity awards are subject to a claw-back provision, pursuant to which we may recover the amount of any profit the named executive officer realized upon the exercise of options or vesting of other equity awards during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause.

Executive Officer Share Retention and Ownership Guidelines

The Compensation Committee has determined that it is in the best interests of the Company for all named executive officers to have meaningful share ownership positions in Covidien in order to reinforce the alignment of management and shareholder interests. Accordingly, the Compensation Committee adopted share retention and ownership guidelines for named executive officers. Under these guidelines, named executive officers are expected to hold company equity with a value expressed as a multiple of base salary as follows:

Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

In determining an executive’s ownership, shares held directly as well as shares underlying restricted stock units subject to time-based vesting and their accompanying dividend equivalent units are included. Shares underlying unexercised stock options and unvested performance share units and their accompanying dividend equivalent units are not included in the calculation. Executives are required to achieve the requisite ownership position within five years of first becoming subject to the share ownership guidelines. Messrs. Almeida, Dockendorff, Masterson and Meelia and Ms. McBride-Wendell have each achieved shareholdings in excess of the applicable multiple set forth above. Mr. Hanson achieved shareholdings in excess of the 1.5 times base salary requirement to which he was subject for the first three quarters of fiscal 2011 and is well on his way to satisfying his new target of 3 times base salary within the five year phase-in period. The Company’s Insider Trading Policy prohibits employees, including named executive officers, from engaging in transactions in puts, calls, cashless collars, options or similar rights and obligations involving Covidien securities, other than the exercise of a Company-issued stock option.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits to $1 million the tax deduction available to public companies for annual compensation that is paid to covered employees (generally, the named executive officers other than the Chief Financial Officer), unless the compensation qualifies as performance-based or is otherwise exempt from Code Section 162(m). In evaluating compensation programs applicable to our named executive officers (including the 2007 Stock and Incentive Plan, under which our named executive officers receive annual incentive bonuses and equity awards), the Compensation Committee considers the potential impact on the Company of Code Section 162(m). The Compensation Committee generally intends to maximize deductibility of compensation under Code Section 162(m) to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to named executive officers.

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Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and Proxy Statement for the 2012 Annual Meeting of Shareholders, each of which will be filed with the Securities and Exchange Commission.

Compensation and Human Resources Committee

Timothy M. Donahue, Chairman

John M. Connors, Jr.

Kathy J. Herbert

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Executive Compensation Tables

Summary Compensation

The information included in the Summary Compensation Table below reflects compensation earned during each of the last three fiscal years by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers in our 2011 fiscal year. The table also includes information for Richard J. Meelia, who served as our Chief Executive Officer until his retirement on July 1, 2011. We refer to the six individuals collectively as our “named executive officers.” For a more complete understanding of the table, please read the narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(E)	(F)	(G)	(H)	(I)	(J)

José E. Almeida(1) President and Chief Executive Officer	2011 2010 2009	$846,795 $732,885 $677,177	$5,224,971 $1,652,014 $1,665,005	$2,081,345 $1,507,744 $1,456,848	$1,125,587 $910,440 $560,811	$402 $3 $166	$128,666 $72,579 $72,889	$9,407,766 $4,875,665 $4,432,896

Charles J. Dockendorff Executive Vice President and Chief Financial Officer	2011 2010 2009	$734,800 $704,746 $665,638	$1,416,002 $1,357,019 $1,276,464	$1,255,281 $1,238,493 $1,116,923	$906,004 $849,541 $714,742	$68,419 $55,348 $103,709	$109,441 $94,639 $83,411	$4,489,947 $4,299,786 $3,960,887

Bryan C. Hanson(2) Group President, Surgical Solutions	2011	$467,330	$1,010,069	$541,137	$626,578	$2,949	$61,617	$2,709,680

Amy A. McBride-Wendell(3) Senior Vice President, Strategy and Business Development	2011 2010	$508,269 $488,685	$707,950 $708,054	$627,641 $646,203	$589,834 $553,056	$8,407 $3,072	$75,680 $65,218	$2,517,781 $2,464,288

John H. Masterson Senior Vice President and General Counsel	2011 2010 2009	$547,465 $532,873 $519,431	$648,971 $613,579 $638,270	$575,342 $560,005 $558,462	$633,704 $599,984 $519,637	$21,892 $16,965 $35,747	$72,251 $63,902 $61,411	$2,499,625 $2,387,308 $2,332,958

Richard J. Meelia(4) Chairman of the Board	2011 2010 2009	$1,143,462 $1,286,538 $1,220,808	$4,720,038 $4,425,028 $3,330,011	$4,184,185 $4,038,643 $2,913,745	$1,891,252 $2,366,000 $2,009,735	$1,091 $1,598 $6,900	$7,882,732 $731,292 $603,578	$19,822,760 $12,849,099 $10,084,777

(1)	Mr. Almeida assumed the position of President and Chief Executive Officer, effective July 1, 2011. Mr. Almeida previously served as our Senior Vice President and President, Medical Devices.

(2)	Mr. Hanson was not a named executive officer for fiscal 2010 or fiscal 2009.

(3)	Ms. McBride-Wendell was not a named executive officer for fiscal 2009.

(4)

Mr. Meelia retired as our President and Chief Executive Officer effective July 1, 2011, but continued serving as the Chairman of our Board of Directors during the remainder of fiscal 2011. Amounts reported in the Summary Compensation Table include compensation paid to Mr. Meelia during fiscal 2011 as well as severance benefits to which Mr. Meelia is entitled pursuant to his employment agreement, the payment of which has been delayed for six months after his retirement in order to

37	2012 Proxy Statement

comply with Internal Revenue Code Section 409A. For more information regarding the severance benefits payable to Mr. Meelia, please read the narrative to the Potential Payments Upon Termination Table under the heading “Severance Benefits Payable to Mr. Meelia.”

The discussion below sets forth a description of the elements of compensation reported in the columns of the Summary Compensation Table.

Salary (Column C) For Mr. Meelia, the amount in this column includes $1,025,000 of base salary he received for serving as President and Chief Executive Officer during fiscal 2011, $25,000 in director fees for his service as a member of our Board of Directors during the last quarter of fiscal 2011, and $93,462 paid to him upon his retirement for accrued vacation time pursuant to our vacation policy. Effective July 1, 2011, Mr. Almeida’s base salary was increased to $1,100,000, in connection with his assuming the role of President and Chief Executive Officer; and Mr. Hanson’s salary was increased to $520,000, in connection with his promotion to Group President, Surgical Solutions. Amounts reported for Messrs. Almeida and Hanson in this column include payment of the applicable increased base salary during the fourth quarter of fiscal 2011.

Stock Awards (Column E) and Option Awards (Column F) These columns represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted stock unit, performance share unit and stock option awards issued to each of our named executive officers during the 2009, 2010 and 2011 fiscal years. Further information regarding the 2011 awards is included in the 2011 Grants of Plan-Based Awards Table and 2011 Outstanding Equity Awards at Fiscal Year-End Table later in this Proxy Statement as well as in the Compensation Discussion and Analysis (“CD&A”), beginning on page 17.

In the case of performance share unit awards issued to all named executive officers as part of our 2011 equity incentive award, the grant date fair value is based on the probable outcome of the market-based performance conditions, calculated based on the application of a Monte Carlo simulation model. The actual amounts which vest are determined at the end of the three-year performance cycle and are based on total shareholder return for the Company as compared to total shareholder return of companies comprising a healthcare industry index.

In the case of the performance share unit award issued to Mr. Hanson as part of our Asia Growth Initiative, the grant date fair value is based on the Company’s closing share price on the grant date. The actual amounts which vest are determined at the end of the three-year performance cycle and are based on the completion of a minimum number of milestones, the achievement of a minimum level of operating income and the achievement of specified revenue goals. Assuming that the highest level of performance conditions are achieved for this award, the grant date fair value is $847,378.

With respect to both types of performance share unit awards described above, depending upon whether or to what extent the performance conditions are met, twice as many performance share units may vest, or none may vest at all. Amounts in these columns do not correspond to the actual value that may be recognized by the named executive officers, which may be higher or lower based on a number of factors, including the Company’s performance or, in the case of the Asia Growth Initiative, the performance of our Asia Regional Business Unit, stock price fluctuations and applicable vesting. For additional information relating to assumptions made in the valuation for current year awards reflected in these columns, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Non-Equity Incentive Plan Compensation (Column G) The amounts reported in Column G represent annual incentive cash awards paid to the named executive officers under our Annual Incentive Plan. For information regarding the calculation of these awards, see the CD&A, beginning on page 17.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

The amounts reported in Column H are attributable to the increase in the actuarial present value of the accumulated benefit under the frozen Kendall Pension Plan at September 30, 2011, as compared to September 24, 2010. For more information, see the 2011 Pension Benefits Table and related notes and narrative.

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Amounts in Column H also include above-market earnings on amounts credited to our Supplemental Savings Plan for Messrs. Dockendorff and Masterson. All investments offered under the Supplemental Savings Plan mirror investments offered under the Retirement Savings Plan (our tax-qualified Section 401(k) plan), except that the Supplemental Savings Plan includes an additional investment alternative, the Enhanced Moody’s Rate, which is available to eligible employees, including Messrs. Dockendorff and Masterson. During fiscal 2011, the Enhanced Moody’s Rate produced above-market earnings of $63,928 for Mr. Dockendorff and $19,252 for Mr. Masterson. For more information, see the Fiscal 2011 Non-Qualified Deferred Compensation Table and related narrative.

All Other Compensation (Column I) The amounts reported in Column I represent the aggregate dollar amount for each named executive officer for Company contributions to the Retirement Savings Plan, Company credits to the Supplemental Savings Plan, personal benefits, insurance premiums and tax reimbursements. With respect to Mr. Meelia, amounts reported in Column I also include severance benefits payable pursuant to his employment agreement. The following table shows the specific amounts included in Column I of the Summary Compensation Table for fiscal 2011. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

ALL OTHER COMPENSATION

Name and Principal Position	Company Contributions to Retirement Savings Plan	Company Credits to Supplemental Savings Plan	Perquisites and Other Personal Benefits	Insurance Premiums	Tax Reimbursements	Severance Benefits	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

José E. Almeida President and Chief Executive Officer	$14,700	$96,843	—	$17,123	—	—	$128,666

Charles J. Dockendorff Executive Vice President and Chief Financial Officer	$17,150	$92,291	—	—	—	—	$109,441

Bryan C. Hanson Group President, Surgical Solutions	$14,530	$47,087	—	—	—	—	$61,617

Amy A. McBride-Wendell Senior Vice President, Strategy and Business Development	$16,001	$59,679	—	—	—	—	$75,680

John H. Masterson Senior Vice President and General Counsel	$14,700	$57,552	—	—	—	—	$72,252

Richard J. Meelia Chairman of the Board	$21,627	$338,265	$219,405	$63,055	$32,896	$7,207,484	$7,882,732

Perquisites & Other Personal Benefits (Column D)

Mr. Meelia. The amount in Column D includes the following: $151 for reimbursement of health club dues (generally available to employees); $26,059 for office space rental and administrative support for Mr. Meelia in connection with his continuing service as Chairman of the Board; and $193,195 attributable to personal use of Company aircraft. Mr. Meelia agreed to continue to serve as the Chairman of our Board for a transition period of up to one year following his July 2011 retirement as President and Chief Executive Officer, and the Board determined that it would be appropriate for Mr. Meelia to have an office separate from the Company in connection with his service as Chairman during this transition period. The value of flights on corporate aircraft is

39	2012 Proxy Statement

based on the total variable incremental cost incurred by the Company in providing such flights, calculated on an annualized per hour basis. The variable costs associated with such flights include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing and parking fees and other variable costs. As Company-owned aircraft are used predominantly for business purposes, we have not included fixed costs, such as pilots’ salaries, insurance and standard maintenance, which do not change based on usage. Mr. Meelia was taxed on the imputed income attributable to his personal use of Company aircraft and the Company did not provide him with any tax assistance, i.e., no gross-ups, with respect to that income. As discussed in the CD&A, effective July 1, 2011, the Committee amended the Company’s corporate aircraft policy to eliminate the personal use travel allowance for the Chief Executive Officer.

Insurance Premiums (Column E)

Mr. Meelia. This column reflects premiums paid by the Company during fiscal 2011 on Mr. Meelia’s behalf for universal life insurance, supplemental long-term disability insurance, excess disability insurance and extended care insurance as well as $1,234, which represents the Company contribution towards the cost of post-employment COBRA continuation coverage.

Tax Reimbursements (Column F)

Mr. Meelia. This column reflects tax reimbursements for taxes associated with premiums paid by the Company during fiscal 2011 on Mr. Meelia’s behalf for universal life insurance and supplemental long-term disability insurance.

Severance (Column G)

This column reflects severance benefits payable to Mr. Meelia pursuant to his employment agreement and includes $7,075,735, which represents his cash severance benefit; $14,274, which represents the Company’s payment of the employer portion of the premium for post-employment COBRA continuation coverage after fiscal year 2011; $61,146, which represents the continued payment of premiums by the Company for universal life insurance, supplemental long-term disability insurance, and long-term care insurance; and $56,329, which represents the tax gross-up on such insurance premiums. Payment of all amounts, other than the employer portion of the premium for post-employment COBRA continuation coverage, has been delayed for six months after Mr. Meelia’s retirement to comply with Internal Revenue Code Section 409A. The severance benefits payable to Mr. Meelia are described in the narrative to the Potential Payments Upon Termination Table under the heading “Severance Benefits Payable to Mr. Meelia.”

Grants of Plan-Based Awards

The following table provides information concerning the annual incentive cash awards and equity incentive awards granted to each of our named executive officers in fiscal 2011.

•	“AIP” is the annual incentive cash award payable pursuant to our 2011 Annual Incentive Plan.

•	“PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance share units.

•	“RSUs” are restricted stock unit awards subject to time-based vesting.

•	“Options” are nonqualified stock options subject to time-based vesting.

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For a more complete understanding of the table, please read the narrative disclosures that follow the table.

FISCAL 2011 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
José E. Almeida
AIP			$467,500	$935,000	$1,870,000
PSUs	12/01/2010	11/17/2010				9,024	18,048	36,096				$1,053,974
RSUs	12/01/2010	11/17/2010							18,048			$774,981
Promotional RSUs	07/01/2011	03/15/2011							62,634			$3,396,016
Options	12/01/2010	11/17/2010								156,250	$42.94	$1,621,375
Promotional Options	07/01/2011	03/15/2011								31,615	$54.22	$459,970
Charles J. Dockendorff
AIP			$315,563	$631,125	$1,262,250
PSUs	12/01/2010	11/17/2010				6,987	13,973	27,946				$816,001
RSUs	12/01/2010	11/17/2001							13,973			$600,001
Options	12/01/2010	11/17/2010								120,970	$42.94	$1,255,281
Bryan C. Hanson
AIP			$182,000	$364,000	$728,000
PSUs	12/01/2010	11/17/2010				2,242	4,483	8,966				$261,800
Asia Growth PSUs	12/01/2010	11/17/2010				0	9,867	19,734				$423,689
RSUs	12/01/2010	11/17/2010							4,483			$192,500
Promotional RSUs	07/01/2011	06/13/2011							2,436			$132,080
Options	12/01/2010	11/17/2010								38,810	$42.94	$402,724
Promotional Options	07/01/2011	06/13/2011								10,545	$54.22	$138,414
Amy A. McBride-Wendell
AIP			$205,440	$410,880	$821,760
PSUs	12/01/2010	11/17/2010				3,493	6,986	13,972				$407,971
RSUs	12/01/2010	11/17/2010							6,986			$299,979
Options	12/01/2010	11/17/2010								60,485	$42.94	$627,641
John H. Masterson
AIP			$220,720	$441,440	$882,880
PSUs	12/01/2010	11/17/2010				3,202	6,404	12,808				$373,983
RSUs	12/01/2010	11/17/2010							6,404			$274,988
Options	12/01/2010	11/17/2010								55,445	$42.94	$575,342
Richard J. Meelia
AIP			$877,500	$1,755,000	$3,510,000
PSUs	12/01/2010	11/17/2010				23,289	46,577	93,154				$2,720,022
RSUs	12/01/2010	11/17/2010							46,577			$2,000,016
Options	12/01/2010	11/17/2010								403,225	$42.94	$4,184,185

Non-Equity Incentive Plan Awards (Columns C through E) The amounts reported in Columns C through E reflect threshold, target and maximum award amounts for fiscal 2011 pursuant to our 2011 Annual Incentive Plan, which is an element of our 2007 Stock and Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table. For more information on the performance metrics applicable to these awards, see the CD&A beginning on page 17.

41	2012 Proxy Statement

Equity Incentive Plan Awards (Columns F through H) The amounts reported in Columns F through H reflect threshold, target and maximum award amounts for the FY11-FY13 performance cycle pursuant to performance share unit awards issued as part of our fiscal 2011 equity incentive awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon total shareholder return for the Company as compared to the total shareholder return of companies comprising a healthcare industry index (i.e., relative total shareholder return). Threshold, target and maximum award amounts are payable upon achievement of relative total shareholder return in the 25th, 50th and 75th percentile, respectively.

With respect to Mr. Hanson, the amounts reported in Columns F through H also reflect threshold, target and maximum award amounts pursuant to the performance share unit award issued to him in connection with our Asia Growth Initiative. The actual amount, if any, earned by Mr. Hanson pursuant to such award is determined by the Committee at the end of the three-year performance cycle and is based on the completion of a minimum number of milestones, the achievement of a minimum level of operating income and the achievement of specified revenue goals.

Dividend equivalent units will be credited on performance share unit awards only if, and to the extent that, dividends are payable on ordinary shares, and will vest according to the same schedule as the underlying performance share units.

For more information regarding both types of performance share unit awards, see the CD&A beginning on page 17.

Stock Awards and Option Awards (Columns I and J) The amounts reported in Column I and Column J reflect the number of shares underlying restricted stock unit awards and stock option awards, respectively, that were granted as part of our fiscal 2011 equity incentive awards and which vest one-quarter annually beginning on the first anniversary of the grant date.

With respect to Messrs. Almeida and Hanson, the amounts reported also reflect the number of shares underlying restricted stock unit awards and stock option awards that were granted to each on July 1, 2011, in connection with their promotions to President and Chief Executive Officer and Group President, respectively. All of these awards, except a restricted stock unit award for 55,330 shares that was issued to Mr. Almeida on July 1, 2011, vest one-quarter annually beginning on the first anniversary of the grant date The award for Mr. Almeida vests in full on the third anniversary of the grant date. The vesting of all of these awards is subject to continued employment and to the exceptions described in connection with termination of employment events in the discussion entitled “Potential Payments upon Termination” beginning on page 48.

Dividend equivalent units will be credited on restricted stock unit awards only if, and to the extent that, dividends are payable on ordinary shares, and will vest according to the same schedule as the underlying restricted stock units.

Grant Date Fair Value (Column L) In the case of performance share unit awards issued as part of our 2011 equity incentive awards, the grant date fair value is based on the probable outcome of the market-based performance conditions, calculated based on the application of a Monte Carlo simulation model. In the case of the performance share unit award issued to Mr. Hanson as part of our Asia Growth Initiative, the grant date fair value is based on the Company’s closing share price on the grant date. Depending upon whether or to what extent the respective performance conditions are met, twice as many performance share units may vest, or none may vest at all.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and performance share unit awards held by each named executive officer as of September 30, 2011. Restricted stock unit and performance unit awards listed in the table include dividend equivalent units credited on such awards. Dividend equivalent units vest according to the same schedule as the underlying restricted stock

2012 Proxy Statement	42

unit award or, in the case of performance unit awards, if the applicable performance criteria are satisfied. For a more complete understanding of the table, please read the footnotes that follow the table. The market value of outstanding stock awards in the table below is calculated by multiplying the number of unvested restricted stock or performance share units by $44.10, the closing price of our stock on September 30, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)		(E)	(F)	(G)		(H)	(I)		(J)

José E. Almeida	32,457	0		$45.6575	03/09/2015	11,508	(5)	$507,503	21,635	(10)	$954,536
	8,337	0		$36.9903	11/21/2015	11,353	(6)	$500,667	15,137	(11)	$667,542
	33,554	0		$38.6485	11/20/2016	18,261	(7)	$805,310	36,522	(12)	$1,610,620
	161,500	0		$43.0878	07/01/2017	7,334	(8)	$323,429
	75,730	75,730	(1)	$34.1500	11/30/2018	55,561	(9)	$2,450,240
	29,888	89,667	(2)	$47.6000	11/30/2019
	0	156,250	(3)	$42.9400	11/30/2020
	0	31,615	(4)	$54.2200	06/30/2021

Charles J. Dockendorff	32,457	0		$35.4533	03/25/2014	8,822	(5)	$389,050	16,587	(10)	$731,818
	32,457	0		$45.6575	03/09/2015	9,325	(6)	$411,233	12,434	(11)	$548,339
	25,009	0		$36.9903	11/21/2015	14,138	(7)	$623,486	28,276	(12)	$1,246,972
	47,039	0		$38.6485	11/20/2016
	164,900	0		$43.0878	07/01/2017
	58,060	58,060	(1)	$34.1500	11/30/2018
	24,551	73,654	(2)	$47.6000	11/30/2019
	0	120,970	(3)	$42.9400	11/30/2020

Bryan C. Hanson	8,000	0		$43.0878	07/01/2017	2,684	(5)	$118,364	5,047	(10)	$222,674
	0	17,670	(1)	$34.1500	11/30/2018	2,837	(6)	$125,112	3,783	(11)	$166,830
	0	22,418	(2)	$47.6000	11/30/2019	4,536	(7)	$200,038	9,072	(12)	$400,075
	0	38,810	(3)	$42.9400	11/30/2020	2,446	(8)	$107,869	9,983	(13)	$440,250
	0	10,545	(4)	$54.2200	06/30/2021

Amy A. McBride-Wendell	18,031	0		$45.6575	03/09/2015	4,603	(5)	$202,992	8,654	(10)	$381,814
	64,000	0		$43.0878	07/01/2017	4,866	(6)	$214,591	6,488	(11)	$286,121
	30,292	30,293	(1)	$34.1500	11/30/2018	7,068	(7)	$311,699	14,136	(12)	$623,398
	12,810	38,430	(2)	$47.6000	11/30/2019
	0	60,485	(3)	$42.9400	11/30/2020

John H. Masterson	23,284	0		$45.6575	03/09/2015	4,412	(5)	$194,569	8,293	(10)	$365,887
	104,000	0		$43.0878	07/01/2017	4,216	(6)	$185,926	5,622	(11)	$247,930
	0	29,030	(1)	$34.1500	11/30/2018	6,479	(7)	$285,724	12,958	(12)	$571,448
	11,101	33,304	(2)	$47.6000	11/30/2019
	0	55,445	(3)	$42.9400	11/30/2020

Richard J. Meelia	313,596	0		$57.0160	09/30/2011	49,529	(14)	$2,184,229	43,271	(10)	$1,909,117
	76,023	0		$64.5321	10/25/2011	23,015	(15)	$1,014,962	40,546	(11)	$1,788,079
	215,597	0		$35.4533	03/25/2014	30,410	(15)	$1,341,081	94,256	(12)	$4,156,690
	156,798	0		$45.6575	03/09/2015	35,346	(15)	$1,558,759
	126,222	0		$36.9903	11/21/2015
	195,997	0		$38.6485	11/20/2016
	640,200	0		$43.0878	07/01/2017
	302,925	0		$34.1500	11/30/2018
	320,240	0		$47.6000	11/30/2019
	403,225	0		$42.9400	11/30/2020

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For a discussion of the outstanding awards reported above for Mr. Meelia, please see the narrative following the Potential Payments Upon Termination Table, entitled “Severance Benefits Payable to Mr. Meelia.”

Footnotes

Unless otherwise specified, stock option and restricted stock unit awards vest one-quarter annually, beginning on the first anniversary of the grant date.

(1)	Represents stock options granted on December 1, 2008.

(2)	Represents stock options granted on December 1, 2009.

(3)	Represents stock options granted on December 1, 2010.

(4)

Represents stock options granted on July 1, 2011 to Messrs. Almeida and Hanson in connection with their promotion to the position of President and Chief Executive Officer and Group President, respectively.

(5)	Represents restricted stock units granted on December 1, 2008.

(6)	Represents restricted stock units granted on December 1, 2009.

(7)	Represents restricted stock units granted on December 1, 2010.

(8)

Represents restricted stock units granted on July 1, 2011 to Messrs. Almeida and Hanson in connection with their promotion to the position of President and Chief Executive Officer and Group President, respectively.

(9)

Represents restricted stock units granted on July 1, 2011 to Mr. Almeida in connection with his promotion to the position of President and Chief Executive Officer which vest in full on the third anniversary of the grant date.

(10)

Represents performance share units granted on December 1, 2008 that vested on October 6, 2011, shortly after the end of the FY09-FY11 performance cycle. The amounts reported in this column are based on actual achievement, which was ninety-four percent (94%) of target.

(11)

Represents performance share units granted on December 1, 2009 that vest at the end of the FY10-FY12 performance cycle if the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(12)

Represents performance share units granted on December 1, 2010 that vest at the end of the FY11-FY13 performance cycle if the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of maximum performance.

(13)

Represents performance share units granted on December 1, 2010 as part of the Asia Growth Initiative. The units vest at the end of the FY11-FY13 performance cycle if the applicable performance criteria have been satisfied. The amount reported in this column is based on achievement of target performance.

(14)

Represents restricted stock units granted on July 2, 2007 which would have vested on July 2, 2011, but for the fact that they are subject to a six month delay required by Section 409A of the Internal Revenue Code of 1986, as amended. This award fully vested on January 1, 2012.

(15)

Represents restricted stock units granted on December 1, 2008, December 1, 2009 and December 1, 2010 which Mr. Meelia became entitled to as a result of his satisfaction of the normal retirement provisions in the applicable terms and conditions on his retirement date, July 1, 2011, but which are subject to a six month delay required by Internal Revenue Code Section 409A. These awards fully vested on January 1, 2012.

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Option Exercises and Stock Vested

The following table provides information regarding the number of Company stock options that were exercised by named executive officers during the 2011 fiscal year and the value realized from the exercise of such awards. The table also provides information regarding the vesting of restricted stock unit awards during fiscal 2011.

FISCAL 2011 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(A)	(B)	(C)	(D)	(E)
José E. Almeida	0	$0	25,673	$1,242,383
Charles J. Dockendorff	78,399	$1,721,459	25,469	$1,236,468
Bryan C. Hanson	63,351	$948,380	6,533	$308,188
Amy A. McBride-Wendell	84,983	$1,768,190	11,257	$538,824
John H. Masterson	109,492	$1,992,566	15,588	$759,438
Richard J. Meelia	352,795	$13,361,123	55,371	$2,508,199

Pension Benefits

All of our named executive officers participate in the Kendall Pension Plan, which was frozen with respect to all future benefit accruals (except interest crediting on the cash balance benefit) as of July 1, 1995. The Pension Plan has two components:

•	a final average pay benefit, which was frozen as of May 31, 1990; and

•	a cash balance benefit.

Messrs. Dockendorff and Meelia and Ms. McBride-Wendell are entitled to benefits payable pursuant to both components, while Messrs. Almeida, Hanson and Masterson are entitled only to the cash balance benefit.

Participants retiring on their normal retirement date (attainment of age 65) are entitled to a monthly pension calculated as the sum of:

•	the benefit accrued under the provisions of the plan as in effect on June 1, 1990, including the value of the benefit derived from employee contributions; and

•	with respect to accruals on or after June 1, 1990, the actuarial equivalent of the participant’s current account.

The current account is credited with interest with the one-year Treasury bill rate in effect on January 1st for each calendar year and service credits as follows:

Tier	Years of Benefit Service	Percent of Compensation
I	0-2	4.75%
II	3-9	5.25%
III	10-14	6.00%
IV	15-19	7.00%
V	20+	7.50%

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Participants desiring to retire before normal retirement age may do so after attaining age 55 and completing five years of continuous service. If a participant chooses to retire before normal retirement age, the applicable accrued benefit as of June 1, 1990 will be reduced by 0.33% per month for each month commencement precedes age 60. Mr. Meelia is retired and Mr. Dockendorff is currently eligible for retirement.

The following table provides information with respect to these pension benefits. For a more complete understanding of the table, please read the footnotes that follow the table.

2011 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)
(A)	(B)	(C)	(D)	(E)

José E. Almeida	Kendall Pension Plan(4)	0.2	$1,734	—

Charles J. Dockendorff	Kendall Pension Plan(3) Kendall Pension Plan(4)	0.7 5.1	$11,962 $56,977	— —

Amy A. McBride-Wendell	Kendall Pension Plan(3) Kendall Pension Plan(4)	3.5 5.1	$19,514 $29,849	— —

Bryan C. Hanson	Kendall Pension Plan(4)	2.7	$8,866	—

John H. Masterson	Kendall Pension Plan(4)	2.1	$13,648	—

Richard J. Meelia(5)	Kendall Pension Plan(3) Kendall Pension Plan(4)	13.1 4.5	$27,538 $95,208	— —

Footnotes

(1)	The number of years of service credited under the Kendall Pension Plan for the named executive officers is less than the number of actual years of service because the years of credited service were frozen as of July 1, 1995.

(2)	All assumptions are as detailed in accordance with the Accounting Standards Codification 715 (formerly referred to as SFAS 87) actuarial reports for the fiscal year ending September 30, 2011, with the exception of the following: (a) retirement age is the earliest age at which unreduced payment of all benefits can be received; and (b) no pre-retirement mortality, disability or termination is assumed. The amounts are calculated as being payable at age 60, the earliest retirement age at which an unreduced benefit is payable.

(3)	Represents benefit payable under the final average pay component.

(4)	Represents benefit payable under the cash balance component.

(5)	Mr. Meelia retired July 1, 2011.

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Non-Qualified Deferred Compensation

The following table provides information with respect to non-qualified deferred compensation plans during our 2011 fiscal year for each of the named executive officers. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the narrative disclosures and footnotes that follow the table.

FISCAL 2011 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(A)	(B)	(C)	(D)	(E)	(F)

José E. Almeida
Covidien Supplemental Savings Plan	$494,853	$96,843	$34,563	—	$1,747,014

Charles J. Dockendorff
Covidien Supplemental Savings Plan	$0	$92,291	$569,021	—	$12,853,796

Bryan C. Hanson
Covidien Supplemental Savings Plan	$228,783	$47,087	($63,894)	—	$850,830

Amy A. McBride-Wendell
Covidien Supplemental Savings Plan	$322,812	$59,679	($59,888)	—	$1,747,444

John H. Masterson
Covidien Supplemental Savings Plan	$54,147	$57,552	$178,441	—	$4,037,966

Richard J. Meelia
Covidien Supplemental Savings Plan	$1,695,500	$338,265	$418,660	$52,737[1]	$12,313,177
Kendall Executive Supplemental Retirement Plan					$140,353	[2]

Footnotes

[1]	Represents an in-service distribution from our Supplemental Savings Plan.

[2]

Represents a frozen benefit in the Kendall Company Senior Executive Supplemental Retirement Plan that was maintained by The Kendall Company prior to its acquisition by Tyco International and which was designed to provide supplemental retirement benefits in excess of IRS limits applicable to tax-qualified retirement plans.

Executive Contributions in Last Fiscal Year (Column B) Of the amounts reported in this column, the following amounts reflect deferrals from fiscal 2011 base salary that also are reported in Column C (Salary) of the Summary Compensation Table for fiscal 2011: Mr. Almeida, $130,677; Mr. Hanson, $152,102; Ms. McBride-Wendell, $46,284; Mr. Masterson, $54,147; and Mr. Meelia, $512,500. All remaining amounts in this column relate to the deferral of 2010 Annual Incentive Plan bonus payments paid in fiscal 2011, which payments are also included in Column G (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table for fiscal 2010, the year in which they were earned.

Registrant Contributions in Last Fiscal Year (Column C) The amounts reported in Column C are included in Column I of the Summary Compensation Table for fiscal 2011.

Aggregate Earnings in Last Fiscal Year (Column D) The amounts reported in Column D include earnings credited to the named executive officer’s account in our Supplemental Savings Plan. Earnings on amounts

47	2012 Proxy Statement

credited to our Supplemental Savings Plan are determined by investment selections made by each named executive officer in investment alternatives that generally mirror investment choices offered under the Company’s tax-qualified 401(k) plan. With respect to amounts credited to a predecessor plan which we inherited in connection with our separation from Tyco International, eligible employees, including Messrs. Dockendorff and Masterson, are entitled to select the Enhanced Moody’s Rate as an investment alternative for amounts that were credited to such plan on their behalf prior to our assumption of the plan. The Enhanced Moody’s Rate is published in Moody’s Bond Record (or www.moodys.com) under the heading “Moody’s Long-Term Corporate Bond Yield Average” and is equal to the average corporate bond yield (based on seasoned bonds with remaining maturities of at least 20 years) published as of the fiscal year-end of the Company preceding the plan year for which the rate is to be used. During the 2011 fiscal year, the Enhanced Moody’s Rate was 5.1775%, which exceeded 120% of the applicable federal long-term rate with compounding by 0.5525 percentage points. The excess attributable to this higher rate of return is also reported in Column H (Change in Pension Value and Non-Qualified Deferred Compensation Earnings) of the Summary Compensation Table for fiscal 2011 as above-market earnings and is quantified in the narrative to that column.

Aggregate Balance at Last Fiscal Year End (Column F) The amounts reported in Column F include the following amounts reported in the Company’s Summary Compensation Tables for previous fiscal years: Mr. Almeida, $634,872; Mr. Dockendorff, $296,046; Ms. McBride-Wendell, $328,512 (2010 only); Mr. Masterson, $135,122 (2009 only); and Mr. Meelia, $3,913,616. Mr. Masterson was a named executive officer for fiscal 2009 but not for fiscal 2010, Ms. McBride-Wendell was a named executive officer for fiscal 2010 but not for fiscal 2009, and Mr. Hanson became a named executive officer for fiscal 2011.

Supplemental Savings Plan. Under the Supplemental Savings Plan, participants, including named executive officers, may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate such participant is eligible to receive matching contributions under the Company’s tax-qualified 401(k) plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($245,000 for 2010 and 2011). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Internal Revenue Code Section 409A. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Under the Company’s tax-qualified 401(k) plan, the Company makes an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay. Employees who were credited with more than 20 years of service as of December 31, 2009, including three of our named executive officers, are “grandfathered” for a five (5) year period (i.e., until December 31, 2014) and continue to receive matching contributions in accordance with the formula in place on December 31, 2009. Messrs. Meelia and Dockendorff and Ms. McBride- Wendell, each of whom had more than 20 years of service as of December 31, 2009, are “grandfathered” participants. Accordingly, we will continue to match, through December 31, 2014, nine dollars ($9.00) for every one dollar ($1.00) that Mr. Meelia contributes and seven dollars ($7.00) for every one dollar ($1.00) that Mr. Dockendorff and Ms. McBride-Wendell contribute, in all three cases up to the first five percent (5%) of eligible pay.

Potential Payments upon Termination

Severance Plan. For all of the named executive officers in the table below except for Mr. Meelia, severance benefits are payable pursuant to the Covidien Severance Plan for U.S. Officers and Executives. Under the

2012 Proxy Statement	48

Severance Plan, benefits are payable to eligible executives, including named executive officers, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	continuation of base salary for a period of 18 months (24 months for the Chief Executive Officer);

•

payment of 1.5 times the average of the executive’s bonus for the previous three fiscal years, paid over a period of 18 months (two times the average of the previous three fiscal year bonuses, paid over a period of 24 months for the Chief Executive Officer);

•	continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for the Chief Executive Officer);

•	12 months accelerated vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable award agreement);

•	outplacement services, in our discretion, for up to 12 months; and

•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates.

Upon a termination of employment other than for cause, including an involuntary termination of employment where the executive becomes eligible for severance benefits, executives, including named executive officers, forfeit all unvested restricted stock unit and performance share unit awards and any stock options which do not vest within 12 months after the executive’s employment termination date.

The payment of benefits is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and the Company, under which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims.

Change in Control Plan. For all named executive officers, change in control severance benefits are payable pursuant to the Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to eligible executives, including named executive officers, only if the plan’s double trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins 60 days before and ends 2 years after a change in control. Post-termination benefits consist of:

•

a single lump sum payment equal to 24 months of the executive’s base salary (36 months for the Chief Executive Officer, provided that the total base salary paid does not exceed 2.99 times his base salary);

•

a single lump sum payment equal to two times the average of the executive’s bonus for the previous three fiscal years (2.99 times the average of the previous three fiscal year bonuses for the Chief Executive Officer);

•	continuation of health and dental benefits at active employee rates for a period of up to 24 months (36 months for the Chief Executive Officer);

•	full vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	full vesting of unvested restricted stock unit awards which are subject solely to time-based vesting;

49	2012 Proxy Statement

•

full vesting of unvested performance share unit awards if, and to the extent that, the Compensation Committee determines that the applicable performance criteria have been or will be attained or would have been attained during the 24-month period after the executive’s employment terminates (36-month period for the Chief Executive Officer);

•	outplacement services, in our discretion, for up to 12 months;

•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates; and

•

for the Chief Executive Officer only, payment of a tax gross-up amount in the event that change in control payments to him exceed the applicable base amount (determined under Code Section 280G) by more than fifty thousand dollars ($50,000). As indicated in the Potential Payments Upon Termination Table, application of the assumptions described below would have resulted in no tax gross-up payment to the Chief Executive Officer. As discussed in the CD&A, effective October 1, 2011, the Company amended the change in control plan to eliminate tax gross-ups for all executive officers other than the Chief Executive Officer.

The payment of benefits is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and the Company, under which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims.

The table below reflects the amount of compensation that would become payable to each of our named executive officers other than Mr. Meelia under existing plans if the named executive officer’s employment had terminated on September 30, 2011, the last day of our 2011 fiscal year, given the named executive’s service levels as of such date and, if applicable, based on our closing stock price as of that date, which was $44.10. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified 401(k) plan. With respect to Mr. Meelia, the table below reflects severance benefits payable to him pursuant to his employment agreement in connection with his retirement from the Company on July 1, 2011. These amounts also are included in Column I (All Other Compensation) of the Summary Compensation Table. For a more complete understanding of the severance benefits payable to Mr. Meelia, please read the narrative under the heading “Severance Benefits Payable to Mr. Meelia.”

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance share units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

2012 Proxy Statement	50

POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance	Bonus	Option Awards	Stock Awards	Welfare Benefits and Outplacement	Tax Gross-Up	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
José E. Almeida
Involuntary termination (other than for cause)	$3,652,025	$1,125,587	$422,069	—	$53,317	—	$5,252,998
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$1,125,587	$934,764	$7,819,848	—	—	$9,880,199
Change in Control Termination	$5,459,778	$1,125,587	$934,764	$7,819,848	$68,354	—	$15,408,331

Charles J. Dockendorff
Involuntary termination (other than for cause)	$2,333,259	$906,004	$323,929	$1,303,759	$46,018	—	$4,912,969
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	$906,004	$216,636	$1,303,759	—	—	$2,426,399
Death or Disability	—	$906,004	$718,022	$3,950,898	—	—	$5,574,924
Change in Control Termination	$3,111,012	$906,004	$718,022	$3,950,898	$53,317	—	$8,739,253

Bryan G. Hanson
Involuntary termination (other than for cause)	$1,400,014	$626,578	$99,163	—	$46,018	—	$2,171,773
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$626,578	$220,836	$1,781,212	—	—	$2,628,626
Change in Control Termination	$1,866,685	$626,578	$220,836	$1,781,212	$53,317	—	$4,548,628

Amy A. McBride-Wendell
Involuntary termination (other than for cause)	$1,535,426	$589,834	$168,243	—	$46,018	—	$2,339,521
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$589,834	$371,578	$2,020,615	—	—	$2,982,027
Change in Control Termination	$2,047,234	$589,834	$371,578	$2,020,615	$53,317	—	$5,082,578

John H. Masterson
Involuntary termination (other than for cause)	$1,699,812	$633,704	$160,503	—	$46,018	—	$2,540,037
Involuntary termination (for cause)	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Death or Disability	—	$633,704	$353,165	$1,851,484	—	—	$2,838,353
Change in Control Termination	$2,266,415	$633,704	$353,165	$1,851,484	$53,317	—	$5,158,085

Richard J. Meelia[1]
Voluntary Termination	$7,075,735	—	—	—	$75,420	$56,329	$7,207,484

[1]	For a more complete understanding of the severance benefits payable to Mr. Meelia, please read the narrative under the heading “Severance Benefits Payable to Mr. Meelia.”

Cash Severance (Column B)

Involuntary Termination (other than for cause). For all named executive officers other than the Chief Executive Officer, the cash severance amount in the involuntary termination (other than for cause) scenario represents continuation of the named executive officer’s base salary, as of September 30, 2011, for an 18-month severance period, plus an amount equal to 1.5 times the average of the named executive officer’s annual incentive cash awards for the previous three fiscal years, payable during the 18-month severance period and on our normal payroll schedule. For the Chief Executive Officer, the amount represents continuation of the his base salary, as of September 30, 2011, for a 24-month severance period, plus an amount equal to two times the average of his

51	2012 Proxy Statement

annual incentive cash awards for the previous three fiscal years, payable during the 24-month severance period and on our normal payroll schedule. Payments may be delayed until six months after termination of employment if necessary to comply with Internal Revenue Code Section 409A.

Change in Control Termination. The cash severance amount upon a change in control termination represents a lump sum payment equal to two times (2.99 times for the Chief Executive Officer) (1) the named executive officer’s base salary as of September 30, 2011 plus (2) the average of the named executive officer’s annual incentive cash awards for the previous three years.

Bonus (Column C)

Involuntary Termination (other than for cause). In the case of an involuntary termination (other than for cause), executive officers are entitled to a pro-rata payment of the annual incentive cash award based on the number of days they were employed by the Company during the fiscal year. Since we have assumed that the terminations occurred on the last day of our 2011 fiscal year, the amounts reported in this row of Column C represent the full annual incentive cash award for each named executive officer for such fiscal year.

Voluntary Termination. Because Mr. Dockendorff has satisfied the plan requirements for early retirement, in the event of a voluntary termination, he is entitled to a pro-rata payment of his annual incentive cash award based on the number of days he was employed by the Company during the fiscal year. Since we have assumed that his termination occurred on the last day of our 2011 fiscal year, the amount reported in this row of Column C represents his full annual incentive cash award for such fiscal year.

Option Awards (Column D)

Involuntary Termination (other than for cause). For all named executive officers, the option award amount represents the value as of September 30, 2011 of outstanding options held by the named executive officer that would have vested during the 12-month period that immediately follows September 30, 2011 (i.e., from September 30, 2011 to September 30, 2012).

Involuntary Termination (for cause). Option awards include a “claw-back” feature pursuant to which we may recover the amount of any profit the named executive officer realized upon the exercise of options during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by the Company, violation of any fiduciary duty owed to the Company, conviction of a felony or misdemeanor, dishonesty, theft, violation of Company rules or policy, including a violation of our Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on the Company and its employees.

Voluntary Termination. Because Mr. Dockendorff has satisfied the plan requirements for early retirement, the option award amount represents the value attributable to that portion of the December 2008 option award that would have vested on September 30, 2011, had he voluntarily terminated employment on such date. The option award amount does not include any value attributable to Mr. Dockendorff’s December 2009 or December 2010 option awards. The exercise price for each share subject to the December 2009 award exceeded the fair market value of a share of Company stock as of September 30, 2011 and, accordingly, the award provides no value in the assumed termination scenario. Mr. Dockendorff did not satisfy the requirements for retirement with respect to the December 2010 option award because such award requires that the employee retire at least 12 months after the grant date to receive retirement treatment. Accordingly, because the assumed termination date of September 30, 2011 is less than 12 months after the December 2010 grant date, Mr. Dockendorff was not entitled to pro-rata vesting of the December 2010 option award.

Death or Disability and Change in Control Termination. The option award amount represents the full vesting of certain unvested stock options held by the named executive officer as of September 30, 2011. Although the named executive officers would have become fully vested in their December 2009 option awards and

2012 Proxy Statement	52

Messrs. Almeida and Hanson would have become fully vested in their July 2011 option awards, the exercise price for each share subject to these awards exceeded the fair market value of a share of Company stock as of September 30, 2011 and, as a result, these awards provide no additional value for purposes of this scenario.

Stock Awards (Column E)

Involuntary Termination (other than for cause). Because Mr. Dockendorff has satisfied the plan requirements for early retirement, the stock award amount represents the value attributable to that portion of the following awards that would have vested on September 30, 2011, had his employment terminated on such date:

•	the restricted stock unit and performance share unit awards issued in December 2008; and
•	the restricted stock unit and performance share unit awards issued in December 2009.

Mr. Dockendorff did not satisfy the plan requirements for early retirement with respect to the December 2010 restricted stock unit and performance share unit awards because such awards require that the employee retire at least 12 months after the grant date to receive retirement treatment. Accordingly, because the assumed termination date of September 30, 2011 is less than 12 months after the December 2010 grant date, Mr. Dockendorff was not entitled to pro-rata vesting of the December 2010 restricted stock unit and performance share unit awards. For purposes of this scenario, amounts attributable to performance share unit awards are based on the following assumptions: (1) for the December 2008 award, the actual number of shares that vested after the conclusion of the FY09-FY11 performance cycle; and (2) for the December 2009 award, the number of shares that would have vested based on achievement of target performance.

Involuntary Termination (for cause). Stock awards include a “claw-back” feature pursuant to which we may recover the amount realized by the named executive officer upon the vesting of any stock award during the 12-month period that occurs immediately prior to the officer’s involuntary termination for cause. For this purpose, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by the Company, violation of any fiduciary duty owed to the Company, conviction of a felony or misdemeanor, dishonesty, theft, violation of Company rules or policy, including a violation of our Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on the Company and its employees.

Voluntary Termination. For Mr. Dockendorff, the stock award amount represents the pro-rata vesting of the December 2008 and December 2009 restricted stock unit and performance share unit awards, as described above under “Involuntary Termination (other than for cause).”

Death or Disability and Change in Control Termination. The stock award amount represents the full vesting of all unvested restricted stock unit and performance share unit awards held by the named executive officer as of September 30, 2011. For purposes of this scenario, amounts attributable to performance share unit awards are based on the following assumptions: (1) for the December 2008 award, the actual number of shares that vested after the conclusion of the FY09-FY11 performance cycle; (2) for the December 2009 award, the number of shares that would have vested based on achievement of target performance; (3) for the December 2010 award, the number of shares that would have vested based on achievement of maximum performance; and (4) for the Asia Growth Initiative award issued to Mr. Hanson on December 1, 2010, the number of shares that would have vested based on achievement of target performance.

Welfare Benefits and Outplacement Services (Column F) The welfare benefits amount represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts for calendar year 2011 and 2012 are based on actual rates determined by the Company for the respective plan in such years, while the rates for subsequent years, where applicable, are assumed based on the historic percentage increase in rates for such coverage. Although payable in our discretion, for purposes of this column we assume that we would pay $25,000 on behalf of each named executive officer for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.

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Severance Benefits Payable to Mr. Meelia

On July 1, 2011, Mr. Meelia retired as President and Chief Executive Officer of the Company. In accordance with the terms of his Employment Agreement, the Company is obligated to (1) pay him a lump sum cash payment; and (2) provide him with two years of continued coverage in all health and welfare plans in which he participated, at the same rate as paid by active Company employees. The amount reported in Column B (Cash Severance) represents the lump sum cash payment, which was calculated as two times the sum of his base salary in effect on July 1, 2011 (his base salary was $1,350,000) and the average annual bonus he received for fiscal 2010 and fiscal 2009, the two fiscal years immediately preceding his retirement (his average bonus was $2,187,868). This payment is required to be delayed until six months after his retirement to comply with Internal Revenue Code Section 409A. The amount reported in Column F (Welfare Benefits and Outplacement) includes $14,274, which represents the Company’s payment of the employer portion of the premium for health insurance coverage for the remaining 22 months of the two year severance period—the first two months of the severance period were in fiscal 2011 and amounts representing the Company’s payment for the employer portion of the premium that is attributable to these months is reported in Column E (Insurance Premiums) of the All Other Compensation Table. The amount reported in Column F also includes $61,146, which represents the continued payment of premiums by the Company for two years for universal life insurance, supplemental long-term disability insurance, and long-term care insurance provided to Mr. Meelia. The amount reported in Column G (Tax Gross-Up) represents the tax gross-up on the premiums for universal life insurance, supplemental long-term disability insurance, and long-term care insurance which will be paid shortly after the six month anniversary of Mr. Meelia’s retirement to comply with Internal Revenue Code Section 409A. Amounts reported in Column B (Cash Severance), Column F (Welfare Benefits and Outplacement), and Column G (Tax Gross-Up) are also reported in Column I (All Other Compensation) of the Summary Compensation Table and detailed in Column G (Severance Benefits) of the All Other Compensation Table.

At the time of his retirement, Mr. Meelia satisfied the requirements for normal retirement under the terms and conditions applicable to equity awards. The terms and conditions applicable to outstanding equity awards held by Mr. Meelia, as reported in the Outstanding Equity Awards At 2011 Fiscal Year-End Table, provide that upon a termination of employment due to normal retirement (defined as a termination of employment after attainment of age 60, where the sum of the employee’s age and years of service is at least 70) the employee is entitled to full vesting of such awards. During fiscal 2009, Mr. Meelia attained age 60 and was credited with more than 10 years of service. Accordingly, upon his retirement on July 1, 2011, Mr. Meelia became fully vested in all of his outstanding stock option awards. Pursuant to the terms and conditions of the applicable award agreements, Mr. Meelia may exercise these options within three years of his retirement date. With respect to the restricted unit awards reported in Column G of the Outstanding Equity Awards At 2011 Fiscal Year-End Table, full vesting of these awards is required to be delayed until six months after Mr. Meelia’s retirement to comply with Internal Revenue Code Section 409A. With respect to outstanding performance unit awards reported in Column I of the Outstanding Equity Awards At 2011 Fiscal Year-End Table, full vesting of these awards will occur at the same time and in the same manner as provided to other employees and shall become vested, if at all, in accordance with the applicable terms and conditions.

2012 Proxy Statement	54

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners

The following tables show the number of ordinary shares beneficially owned by each current director and nominee for director, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group, as of January 1, 2012; to our knowledge, no shareholder beneficially owned 5% or more of our outstanding ordinary shares as of that date.

A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of the date of the table. Ordinary shares subject to stock options presently exercisable or exercisable within 60 days of January 1, 2012, restricted stock units and dividend equivalent units are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 482,861,971 Covidien ordinary shares outstanding as of January 1, 2012. The tables below are based on information furnished by the persons named, public filings and our records.

Directors and Executive Officers

Name of Beneficial Owner	Number of Covidien Ordinary Shares Beneficially Owned	Percentage Ownership
Named Executive Officers
José E. Almeida (1)	612,796	*
Charles J. Dockendorff (2)	586,369	*
Bryan C. Hanson (3)	60,483	*
Amy A. McBride-Wendell (4)	220,232	*
John H. Masterson(5)	248,240	*
Richard J. Meelia (6)	2,638,516	*
Non-Employee Directors
Craig Arnold (7)	21,943	*
Robert H. Brust (7)	21,448	*
John M. Connors, Jr. (7)	39,464	*
Christopher J. Coughlin (8)	211,235	*
Timothy M. Donahue (7)	21,439	*
Kathy J. Herbert (7)	21,464	*
Randall J. Hogan, III (9)	21,826	*
Martin D. Madaus (10)	0	*
Dennis H. Reilley (7)	51,083	*
Joseph A. Zaccagnino (7)	21,457	*
All directors and executive officers as a group (25 persons) (11)	5,603,137	1.1%

*	Represents less than 1% of outstanding ordinary shares.

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(1)	Includes 117,267 restricted stock units and 448,282 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(2)	Includes 31,670 restricted stock units and 468,296 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(3)	Includes 16,360 restricted stock units and 34,010 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(4)	Includes 16,067 restricted stock units and 168,210 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(5)	Includes 14,230 restricted stock units and 177,862 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(6)

Includes 2,361,204 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012 and 190,027 shares held in a trust over which Mr. Meelia has shared dispositive and voting power.

(7)	Includes 2,676 restricted stock units and 9,600 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012.

(8)

Includes 2,676 restricted stock units, 158,848 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012 and 7,970 shares held in a Grantor Retained Annuity Trust.

(9)

Includes 2,676 restricted stock units, 9,600 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012 and 64 shares held in a trust over which Mr. Hogan has shared dispositive and voting power.

(10)	Dr. Madaus joined our Board of Directors on December 1, 2011.

(11)

Includes, for executive officers not specifically named in the table, an aggregate of 586,772 ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 1, 2012. Also includes 8,740 ordinary shares pledged as security by one executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10 percent of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended September 30, 2011.

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AUDIT AND AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees

Set forth below are the aggregate fees for professional services rendered to Covidien by Deloitte & Touche LLP for the period September 25, 2010 through September 30, 2011 (“Fiscal 2011”) and the period September 26, 2009 through September 24, 2010 (“Fiscal 2010).

	Fiscal 2011	Fiscal 2010
	(in thousands)
Audit Fees	$14,995	$15,543
Audit-Related Fees	906	1,669
Tax Fees	4,240	5,340
All Other Fees	0	333

Total	$20,141	$22,885

Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory filings, statutory audits, Irish statutory audits and discontinued operations reclassification.

Audit-Related Fees were primarily related to carve-out audits, services related to mergers and acquisitions, and IFRS advisory services.

Tax Fees include fees for tax compliance services such as assistance with the preparation of federal and state returns ($3.12 million for Fiscal 2011 and $3.55 million for Fiscal 2010) as well as fees for tax planning services ($1.12 million for Fiscal 2011 and $1.79 million for Fiscal 2010).

All Other Fees include services relating to project methodology and support for a pricing initiative.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Committee pre-approval from our Corporate Controller or his delegate.

Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in his discretion. The Chair reports all such pre-approvals to the Committee at the next Committee meeting.

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Audit Committee Report

As more fully described in its charter, the Audit Committee oversees Covidien’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Covidien’s independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended September 30, 2011 to be filed with the U. S. Securities and Exchange Commission (the “SEC”). Management represented to the Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). In addition, the Committee has:

•	discussed with the independent auditors the matters required to be discussed pursuant to the applicable Auditing Standards relating to communication with audit committees;

•

received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	discussed with the independent auditors their independence from the Company and its management; and

•	considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Covidien’s audited consolidated financial statements prepared in accordance with US GAAP be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 to be filed with the SEC.

Audit Committee

Robert H. Brust, Chairman

Craig Arnold

Randall J. Hogan, III

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PROPOSAL 1 (A) THROUGH 1 (K):

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2012 Annual General Meeting a slate of 10 nominees, all of whom are currently serving on the Board. The nominees are José E. Almeida, Craig Arnold, Robert H. Brust, John M. Connors, Jr., Christopher J. Coughlin, Timothy M. Donahue, Randall J. Hogan, III, Martin D. Madaus, Dennis H. Reilley and Joseph A. Zaccagnino. Biographical information, including qualifications, regarding each of the 10 nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 10 nominees. Covidien is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2013 Annual General Meeting or until his or her earlier death, resignation or removal. Richard J. Meelia, who retired as our President and Chief Executive Officer on July 1, 2011, agreed to serve as Non-Executive Chairman of our Board for a transition period of up to one year following his retirement. Given how smoothly the transition has been going, Mr. Meelia decided not to stand for re-election to the Board. The Company and the Board expressed their deep appreciation for Mr. Meelia’s years of service to the Board and the Company. In addition, Kathy J. Herbert has decided not to stand for re-election to the Board. The Company and the Board also expressed their appreciation for Ms. Herbert’s service to the Board and the Company.

Current Directors Nominated for Re-Election – Proposals 1 (a) through 1 (j)

Proposal 1 (a) — José E. Almeida

Mr. Almeida, age 49, has been a member of our board of Directors since becoming Covidien’s President and Chief Executive Officer in July 2011. Prior to assuming the role of President and Chief Executive Officer of Covidien, Mr. Almeida served, from October 2006 to June 2011, as the President of our Medical Devices business segment. Prior to that, from April 2004 to September 2006, Mr. Almeida was President of Covidien’s International business. From January 2003 to April 2004, Mr. Almeida was Chief Operating Officer of Greatbatch, Inc., a developer and manufacturer of power sources and components for implantable medical devices. Mr. Almeida joined the Company in 1995 as Director of Manufacturing and Corporate Engineering and then held several positions of increasing responsibility, including Vice President of European Manufacturing and Vice President of Global Manufacturing, through January 2003.

As our President and Chief Executive Officer, Mr. Almeida is focused on positioning the Company for the future. After almost 15 years with the Company during which he, among other things, ran our largest business segment, headed up our international business and oversaw manufacturing operations, Mr. Almeida is familiar with all aspects of the business. Serving on the Board of Directors of the Advanced Medical Technology Association (AdvaMed), a medical device trade association, Mr. Almeida also understands the responsibilities of a board member. With his keen global perspective, results-driven nature, commitment to operational intensity and depth of Company knowledge, Mr. Almeida is an invaluable member of our Board of Directors.

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Proposal 1 (b) — Craig Arnold

Mr. Arnold, age 51, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Arnold is the Vice Chairman and Chief Operating Officer, Industrial Sector of Eaton Corporation, a diversified industrial manufacturer. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold previously served as a director of Unocal Corporation, where he also was a member of the Audit Committee.

With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Operating Officer of the Eaton Industrial Sector gives Mr. Arnold critical insights into the operational requirements of a large company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation.

Proposal 1 (c) — Robert H. Brust

Mr. Brust, age 68, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Brust served as the Chief Financial Officer of Sprint Nextel Corporation, a wireless and wireline communications company, from May 2008 until his retirement in April 2011. From February 2007 to May 2008, Mr. Brust was retired. From January 2000 to February 2007, Mr. Brust served as Executive Vice President of Eastman Kodak Company, a provider of photographic products and services, and, from January 2000 to November 2006, he also served as Chief Financial Officer of Kodak. Prior to joining Kodak, Mr. Brust was Senior Vice President and Chief Financial Officer of Unisys Corporation from 1997 to 1999. He also worked in a variety of financial and financial management positions at General Electric Company from 1965 to 1997. Mr. Brust is currently a director of Smith & Wesson Holding Corporation and previously served as a director of Delphi Corporation and Applied Materials, Inc.

Mr. Brust is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of Sprint Nextel Corporation, the Eastman Kodak Company and Unisys Corporation as well as his 31 years at General Electric Company make him a valuable asset, both on our Board of Directors and as the Chairman of our Audit Committee. Mr. Brust’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. The depth and breadth of his exposure to complex financial issues at such large corporations makes him a skilled advisor.

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Proposal 1 (d) — John M. Connors, Jr.

Mr. Connors, age 69, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Since 2006, Mr. Connors has served as Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency that is part of The Interpublic Group of Companies, Inc. From 2003 to 2006, Mr. Connors served as Chairman of Hill, Holliday, and from 1968 to 2003 he was Chairman, President and Chief Executive Officer of Hill, Holliday. Mr. Connors is currently a director of Hasbro, Inc and serves on Hasbro’s Compensation Committee, Executive Committee and Nominating, Governance and Social Responsibility Committee.

Having been a founding member, former Chairman, President and Chief Executive Officer of Hill, Holliday, Mr. Connors has extensive business experience. In addition, as the Chairman of the Board of Directors of Partners Healthcare System, Inc., which includes Massachusetts General Hospital and Brigham and Women’s Hospital, and also as a member of the Harvard Medical School Board of Fellows, Mr. Connors has a unique perspective to offer Covidien on a variety of healthcare-related issues.

Proposal 1 (e) — Christopher J. Coughlin

Mr. Coughlin, age 59, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Coughlin currently serves as an advisor to Tyco International, a global provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. From March 2005 to December 2010, Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Tyco International. Prior to joining Tyco International, Mr. Coughlin served as Chief Operating Officer of The Interpublic Group of Companies, Inc. from June 2003 to December 2004. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer from 1998 to 2003. Previously, he held the position of Executive Vice President and Chief Financial Officer of Nabisco Holdings, where he also served as President of Nabisco International. Mr. Coughlin is currently the Lead Director of The Dun & Bradstreet Corporation board and a director of Forest Laboratories, Inc. He previously served as a director of Perrigo Company, Monsanto Company and Interpublic.

As Chief Financial Officer of Tyco International, Pharmacia Corporation and Nabisco Holdings and as Chief Operating Officer of The Interpublic Group of Companies, Mr. Coughlin has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. He brings an understanding of operations and financial strategy in challenging environments. In addition, Mr. Coughlin is able to draw upon, among other things, his knowledge of the pharmaceutical industry garnered while at Pharmacia and his knowledge of the medical device industry developed while Covidien constituted the healthcare business of Tyco International.

61	2012 Proxy Statement

Proposal 1 (f) — Timothy M. Donahue

Mr. Donahue, age 62, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Donahue has been our Lead Director since October 2008. Mr. Donahue served as Chairman of Sprint Nextel Corporation, a wireless and wireline communications company, from 2005 to 2006. He was the Chief Executive Officer of Nextel Communications, Inc. from 1999 until August 2005, and the President of Nextel from 1996 until August 2005. Mr. Donahue is currently a director of the Eastman Kodak Company, NVR, Inc. and Tyco International. Mr. Donahue previously served as a director of Nextel Communications, Inc. and Sprint Nextel Corporation.

As Chief Executive Officer of Nextel Communications, Mr. Donahue led an innovative organization. His business acumen and drive for innovation, evidenced during his tenure at Nextel, make Mr. Donahue a valuable contributor to our Board of Directors. In addition, his service on the Board of Directors of a variety of large public companies, including on the Compensation Committees of the Eastman Kodak Company, NVR, Inc. and Tyco International, gives Mr. Donahue a deep understanding of the role of the Board of Directors and positions him well to serve as our Lead Director.

Proposal 1 (g) — Randall J. Hogan, III

Mr. Hogan, age 56, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Hogan has served as Chief Executive Officer of Pentair, Inc., an industrial manufacturing company, since 2001 and was appointed Chairman in 2002. From 1999 to 2000, he was President and Chief Operating Officer and from 1998 to 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of United Technologies’ Carrier Transicold Division. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan previously served as a director of Unisys Corporation.

Having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gives Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board.

2012 Proxy Statement	62

Proposal 1 (h) — Martin D. Madaus

Dr. Madaus, age 52, joined our Board of Directors in December 2011. Dr. Madaus is the Chairman and Chief Executive Officer of Quanterix Corporation, a privately-held development stage diagnostics company seeking to develop and commercialize blood tests that measure clinically important proteins in blood. Prior to joining Quanterix, Dr. Madaus was the President and Chief Executive Officer of Millipore Corporation, a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from January 2005 to July 2010, and Chairman from March 2005 to July 2010, when Millipore was acquired by Merck KGaA. Prior to joining Millipore, he was at Roche Diagnostics Corporation where, as President and Chief Executive Officer, he was responsible for the North American operations. Dr. Madaus is currently a director of Mettler-Toledo International, where he serves on the Audit Committee.

Dr. Madaus brings to the Board key life sciences industry knowledge and experience. Having served as Chief Executive Officer of Millipore and Roche Diagnostics and currently serving as Chief Executive Officer and Chairman of Quanterix, Dr. Madaus has insight into many of the business challenges and opportunities facing the Company. Having led a public company, Dr. Madaus also understands the need to create shareholder value while continuing to focus on the long-term success of the Company. Given his leadership experience, his depth of industry knowledge and his financial expertise, Dr. Madaus is a welcome addition to the Board.

Proposal 1 (i) — Dennis H. Reilley

Mr. Reilley, age 58, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company and served as the Chairman of our Board of Directors until October 2008. From 2000 to April 2007, Mr. Reilley served as Chairman of Praxair, Inc., a supplier of industrial gases and high-performance surface coatings, and also served as Chief Executive Officer of Praxair from 2000 to December 2006. Prior to joining Praxair, Mr. Reilley held many key positions at E. I. du Pont de Nemours and Company from 1989 to 1999 when he was named Chief Operating Officer. Earlier in his career he held various managerial positions at Conoco. Mr. Reilley is currently a director of H.J. Heinz Company, Marathon Oil Corporation and The Dow Chemical Company.

As Chairman and Chief Executive Officer of Praxair and Chief Operating Officer of DuPont, Mr. Reilley took on significant management, strategic and operational responsibilities. With his knowledge of the complex issues facing global companies today and his understanding of what makes businesses work effectively and efficiently, Mr. Reilley provides valuable insight to our Board. Mr. Reilley’s experience as Chairman of the Praxair Board of Directors as well as his service on the Governance and Compensation Committees of H.J. Heinz and Marathon Oil, the Audit Committee of H.J. Heinz and on the Audit and Compensation Committees of Dow Chemical, position him well to serve as a member of our Board.

63	2012 Proxy Statement

Proposal 1 (j) — Joseph A. Zaccagnino

Mr. Zaccagnino, age 65, joined our Board of Directors in June 2007 in connection with our establishment as a stand-alone public company. Mr. Zaccagnino, who has held leadership positions in the healthcare sector for nearly 40 years, served as President, Chief Executive Officer and Director of Yale New Haven Health System and its flagship Yale-New Haven Hospital, one of the country’s leading academic medical center hospitals and the primary teaching and research affiliate of the Yale University School of Medicine, from 1991 until his retirement in 2005. Yale New Haven Health System facilities include free-standing: acute care adult and children’s hospitals; psychiatric and cancer hospitals; rehabilitation services; ambulatory surgery, outpatient diagnostic imaging, primary care and emergency centers; and health insurance products. Mr. Zaccagnino previously served as a director of NewAlliance Bancshares, Inc.

Nationally, Mr. Zaccagnino has served as Chairman of the Board of the National Committee for Quality Healthcare and as Chairman of the Board of VHA Inc., a 2,500 member hospital cooperative which provides supply chain and group purchasing services through its subsidiary, Novation. His broad healthcare management and governance experience and his knowledge of healthcare policy and regulation, patient care delivery and financing and of clinical research and medical technology assessment provides our Board with unique insights and a keen perspective on the complexities of the healthcare industry and on the priorities of and challenges facing both our Company and our major customers.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSALS 1 (A) THROUGH 1 (J)

2012 Proxy Statement	64

PROPOSAL 2:

APPOINT THE INDEPENDENT AUDITORS AND

AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

Shareholders are being asked to appoint our independent auditors and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending September 28, 2012 and authorize the Audit Committee of the Board to set the auditors’ remuneration.

Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, and they will be available to respond to appropriate questions.

Unless otherwise instructed, the proxies will vote “FOR” this proposal.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND

THAT YOU VOTE “FOR” PROPOSAL 2

65	2012 Proxy Statement

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), the Compensation and Human Resources Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Company’s shares on a long-term basis. In fiscal 2011, the Company performed strongly, finishing the year with solid operating performance including double-digit earnings growth and strong cash flow.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2011. The Compensation and Human Resources Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2011 reflects and supports these compensation policies and procedures.

At our 2011 Annual General Meeting, our shareholders voted to conduct a say-on-pay advisory vote every year. While this vote was non-binding, our Board of Directors considered the 2011 advisory vote and determined that shareholders will be asked at the 2012 Annual General Meeting to approve the following advisory resolution:

RESOLVED, that the shareholders of Covidien plc (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the 2011 Summary Compensation Table and related compensation tables and narrative disclosure included in the Proxy Statement.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation and Human Resources Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

2012 Proxy Statement	66

PROPOSAL 4:

AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY

TO MAKE MARKET PURCHASES OF COMPANY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that management believes are important to continue. During fiscal 2011, we repurchased approximately 19 million of our ordinary shares in open-market purchases (effected as redemptions) as part of our share repurchase program.

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases of up to 10% of the Company’s shares. If adopted, this authority will expire at the close of business on September 13, 2013 unless renewed at the Annual General Meeting in 2013; we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels which the Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. The Company currently effects repurchases under our existing share repurchase program as redemptions pursuant to Article 3(d) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company will not be able to make market purchases of the Company’s shares.

In order for the Company or any of its subsidiaries to make market purchases of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

Resolution

The text of the resolution, which, if thought fit, will be passed as an ordinary resolution at the Annual General Meeting, is as follows:

RESOLVED, that the Company and any subsidiary of the Company is hereby generally authorized to make market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the provisions of the Companies Act 1990 and to the following provisions:

(a)	The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 48,195,804 ordinary shares of US$0.20 each (which represents 10% of the Company’s ordinary shares outstanding as of our 2011 fiscal year end).

(b)	The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)	This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 215 of the Companies Act 1990. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 4

67	2012 Proxy Statement

PROPOSAL 5:

AUTHORIZE THE PRICE RANGE AT WHICH

COVIDIEN CAN REISSUE SHARES THAT IT HOLDS AS TREASURY SHARES

Our historical open-market share repurchases (redemptions) and other share buyback activities result in ordinary shares being returned as treasury shares. Our executive compensation program, our Employee Stock Purchase Program and our other compensation programs may make use of treasury shares that we acquire through our various share buyback activities.

Under Irish company law, our shareholders must authorize the price range at which we may reissue any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be reissued are 90% and 110%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance. Any reissuance of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

Special Resolution

The text of the resolution, which, if thought fit, will be passed as a special resolution at the Annual General Meeting is as follows:

RESOLVED, that the reissue price range at which any treasury shares held by the Company may be reissued off-market shall be as follows:

(a)	the maximum price at which such treasury share may be reissued off-market shall be an amount equal to 110% of the “market price”; and

(b)	the minimum price at which a treasury share may be reissued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 90% of the “market price”; and

(c)	for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to reissue treasury shares shall expire at eighteen months from the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Section 209 of the Companies Act 1990.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

2012 Proxy Statement	68

PROPOSAL 6:

AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO PROVIDE FOR

ESCHEATMENT IN ACCORDANCE WITH U.S. LAWS

Since June 2009, Covidien plc, an Irish company, has been the publicly-traded Covidien entity. Accordingly, our Articles of Association are those of an Irish company. We are, however, listed on the New York Stock Exchange and subject to regulation by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, we are subject to U.S. laws relating to unclaimed property. Property becomes unclaimed property when its owner cannot be located after a designated period of time. Our stock transfer agent maintains information regarding addresses of our registered members and is often responsible for disseminating shareholder communications as well as dividend payments. For various reasons, transfer agents occasionally have outdated or incorrect addresses for some shareholders. As a result, these shareholders do not receive dividend and other payments to which they are entitled. Pursuant to SEC regulations, our transfer agent is required to conduct searches to try to locate lost shareholders and also to file information regarding lost shareholders with the SEC. If the transfer agent is unable to locate a shareholder prior to the expiration of the applicable U.S. state’s escheat period, the issuer must turn over that shareholder’s assets to the applicable state’s unclaimed property administrator. The “applicable state” is usually the last known state of residence of the shareholder. Given that over 90% of our shares are held by members resident in the U.S., it is reasonably likely that we will be called upon to comply with U.S. laws relating to unclaimed property.

The proposed amendment to our Articles of Association is intended to harmonize our obligations under Irish law with our obligations under U.S. law and explicitly acknowledges our obligation to comply with U.S. laws relating to unclaimed property. If approved, the proposed amendment would take effect immediately following shareholder approval.

Special Resolution

The text of the resolution, which, if thought fit, will be passed as a special resolution at the Annual General Meeting is as follows:

RESOLVED, that the Company’s Articles of Association be and hereby are amended by the insertion into Article 124 of the following new sub-paragraphs (d), (e) and (f) following the existing sub-paragraph (c):

(d)	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(e)	The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(f)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with Article 13(a).

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 6

69	2012 Proxy Statement

PROPOSAL 7:

AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO GIVE THE BOARD OF

DIRECTORS AUTHORITY TO DECLARE NON-CASH DIVIDENDS

We believe that it is common for boards of directors of companies listed on the New York Stock Exchange to have the authority to declare dividends in cash or other assets, including shares of the capital stock of a company subsidiary. Pursuant to our Articles of Association, our Board of Directors currently has the authority to declare dividends in cash between general meetings of shareholders (referred to as interim dividends). Dividends of specific assets, or non-cash dividends, however, may be declared only by resolution of shareholders at a general meeting. We are proposing to amend our Articles of Association to give our Board of Directors authority to declare non-cash interim dividends without additional shareholder approval.

We have recently disclosed that we plan to spin off our pharmaceuticals business into a standalone public company. One way to implement this transaction would be to declare a non-cash dividend to existing Covidien shareholders consisting of the shares of a legal entity that would own the Covidien pharmaceuticals assets. As noted above, under our current Articles of Association, shareholder approval would be required for this type of dividend. If shareholders approve the proposed amendment to our Articles of Association, however, shareholder approval would not be required for the payment of a non-cash dividend to effect a spin-off of the pharmaceuticals business or for the payment of any other non-cash dividend that the Board of Directors may determine appropriate in the future.

Shareholder approval of the proposed amendment to our Articles of Association is not a guarantee that a non-cash dividend will be declared to distribute the pharmaceuticals business. The Board of Directors may decide to separate the pharmaceuticals business by other means or not at all.

If approved, the proposed amendment would take effect immediately following shareholder approval.

Special Resolution

The text of the resolution, which, if thought fit, will be passed as a special resolution at the Annual General Meeting is as follows:

RESOLVED, that the Company’s Articles of Association be and hereby are amended by the insertion into Article 107 of the underlined language below:

107.	Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 7

2012 Proxy Statement	70

OTHER MATTERS

Presentation of Irish Statutory Accounts

The Company’s Irish Statutory Accounts for the fiscal year ended September 30, 2011, including the reports of the Directors and auditors thereon, will be presented at the Annual General Meeting. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. The Company’s Irish Statutory Accounts are available with the Proxy Statement, the Company’s Annual Report and other proxy materials at www.proxyvote.com and in the Investor Relations section of our website at www.covidien.com.

Registered and Principal Executive Offices

The registered and principal executive offices of Covidien are located at 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland. The telephone number there is +353 1 438-1700.

Shareholder Proposals for the 2013 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than September 26, 2012. Such proposals should be sent to our Secretary at Covidien plc, 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Irish law and other legal requirements, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before next year’s annual general meeting, a shareholder must deliver written notice of the proposed business to the Company’s Secretary at our registered office on or before September 26, 2012 and otherwise comply with the requirements of our Articles of Association.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the SEC (including financial statements and financial statement schedules, but without other exhibits), are available to shareholders free of charge on our website at www.covidien.com or by writing to our Secretary at Covidien plc, 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended September 30, 2011, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of such documents to any shareholder who contacts the Company at +353 1 438-1700 or sends a written request to Covidien plc, 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland, Attention: Company Secretary. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Covidien plc, 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland, Attention: Company Secretary.

71	2012 Proxy Statement

General

Your proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, the Chief Financial Officer and the General Counsel will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 7. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, Chief Financial Officer or General Counsel will vote the ordinary shares represented by such proxies in accordance with his discretion.

2012 Proxy Statement	72

Annual General Meeting of Shareholders
Tuesday, March 13, 2012, 11:00 a.m., local time
The Conrad Dublin Hotel
Earlsfort Terrace
Dublin 2, Ireland

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

Notice and Proxy Statement, including resolutions; Annual Report, including Form 10-K; and Irish Statutory Accounts, including related reports, are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MARCH 13, 2012

The undersigned hereby appoints José E. Almeida, Charles J. Dockendorff and John H. Masterson, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the Ordinary Shares of Covidien plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 11:00 a.m., local time on Tuesday, March 13, 2012 at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
c/o Covidien plc Company Secretary 20 on Hatch Lower Hatch Street Dublin 2, Ireland

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. U.S. Eastern Time on March 12, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. U.S. Eastern Time on March 12, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Covidien plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you transmit your voting instructions by the Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVIDIEN PLC
The Board of Directors recommends a vote FOR the nominees listed under Item 1.

Item 1 - Election of Directors
	For	Against	Abstain
NOMINEES:
1(a) José E. Almeida	☐	☐	☐
1(b) Craig Arnold	☐	☐	☐
1(c) Robert H. Brust	☐	☐	☐
1(d) John M. Connors, Jr.	☐	☐	☐
1(e) Christopher J. Coughlin	☐	☐	☐
1(f) Timothy M. Donahue	☐	☐	☐
1(g) Randall J. Hogan, III	☐	☐	☐
1(h) Martin D. Madaus	☐	☐	☐
1(i) Dennis H. Reilley	☐	☐	☐
1(j) Joseph A. Zaccagnino	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Yes No
Please indicate if you plan to attend the meeting. ☐ ☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

The Board of Directors recommends a vote FOR Items 2, 3, 4, 5, 6 and 7		For	Against	Abstain

Item 2 –	Appoint the Independent Auditors and authorize the Audit Committee to set the auditors’ remuneration.	☐	☐	☐

Item 3 -	An advisory vote to approve executive compensation.	☐	☐	☐

Item 4 -	Authorize the Company to make market purchases of Company Shares.	☐	☐	☐

Item 5 -	Authorize the price range at which the Company can reissue shares it holds as treasury shares. (Special Resolution)	☐	☐	☐

Item 6 -	Amend Articles of Association to provide for escheatment in accordance with U.S. laws. (Special Resolution)	☐	☐	☐

Item 7 -	Amend Articles of Association to give the Board of Directors authority to declare non-cash dividends. (Special Resolution)	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date